Exhibit 10.59

Published Deal CUSIP:	42703YAA5
Revolver Facility CUSIP:	42703YAB3
Term Facility CUSIP:	42703YAC1

EXECUTION

CREDIT AGREEMENT

Dated as of  June 10, 2004

among

HERBST GAMING, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as a Co-Lead Arranger and Sole Book Manager

U.S. BANK, NATIONAL ASSOCIATION,
as a Co-Lead Arranger

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent

LEHMAN BROTHERS INC.,
as Documentation Agent

i

v

SCHEDULES

1.01	Casino Leases
2.01	Commitments and Revolving Percentages
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries
5.17	Intellectual Property Matters
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Assignment and Assumption
B	Compliance Certificate
C	Loan Notice
D	Pledge Agreement
E	Revolving Note
F	Swing Line Loan Notice
G	Term Note
H	Opinion Matters

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of June 10, 2004, among HERBST GAMING, INC., a Nevada corporation (the “Borrower”), each lender listed on the signature pages hereto or which from time to time becomes a party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower has requested that the Lenders provide the senior secured revolving and term credit facilities described herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01.                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the commitments of the Revolving Lenders to make Revolving Loans and to participate in Swing Line Loans and the issuance of Letters of Credit, in an aggregate amount not to exceed $90,000,000.  The Aggregate Revolving Commitments are subject to being increased pursuant to Section 2.16 and decreased pursuant to Sections 2.07 and 2.08.

“Aggregate Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

“Aggregate Term Commitments” means the commitments of the Term Lenders to make Term Loans on the Closing Date in an aggregate principal amount not to exceed $60,000,000.

The Aggregate Term Commitments are subject to being increased pursuant to Section 2.16 and decreased pursuant to Section 2.09.

“Agreement” means this Credit Agreement.

“Applicable Rate” means (a) during the Initial Pricing Period, the rates per annum set forth opposite Pricing Level III, below, and (b) during each subsequent Pricing Period, the rates per annum set forth opposite the Total Debt to EBITDA Ratio in effect as of the Fiscal Quarter ending approximately two months prior to the first day of that Pricing Period, provided that (i) if the Borrower fails to deliver a Compliance Certificate in respect of any Fiscal Quarter prior to the first day of the related Pricing Period, then Pricing Level I shall apply as of the first Business Day of such Pricing Period until the date upon which the required Compliance Certificate is delivered, and (ii) in respect of each calendar quarter during which the Average Unused Revolver Availability is in excess of two thirds of the Aggregate Revolving Commitments (as in effect from time to time during that calendar quarter), the commitment fee rates per annum set forth in the matrix below shall be reduced by 0.10% per annum:

Pricing Level	Total Debt to EBITDA Ratio	Base Rate +	Eurodollar Rate + Letters of Credit	Commitment Fee	Letter of Credit Risk Participation Fee

I	Equal to or greater than 4.50:1.00	1.750%	3.000%	0.500%	3.000%

II	Equal to or greater than 4.00:1.00 but less than 4.50:1.00	1.500%	2.750%	0.500%	2.750%

III	Equal to or greater than 3.50:1.00 but less than 4.00:1.00	1.125%	2.3750%	0.450%	2.375%

IV	Equal to or greater than 3.00:1.00 but less than 3.50:1.00	0.750%	2.000%	0.400%	2.000%

V	Less than 3.00:1.00, but greater than or equal to 2.50:1.00	0.500%	1.750%	0.350%	1.750%

VI	Less than 2.50:1.00	0.250%	1.500%	0.300%	1.500%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Architect” means an architect selected by Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld).

“Architect Contract” means a contract between Borrower and the Architect approved by the Administrative Agent relating to the design and construction of any Significant Capital Project.

“Architect’s Certificate and Consent” means a written certificate and consent executed by the Architect in a form acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Average Unused Revolver Availability” means, for each calendar quarter (or, in the case of the first calendar quarter ending following the Closing Date, the period since the Closing Date), the average of the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans (but not the Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations.

“Bank of America” means Bank of America, N.A. and its successors.

“BAS” means Banc of America Securities LLC.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Based Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Article II.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Cash Collateralize” has the meaning specified in Section 2.04(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, lease, transfer conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Property of Borrower and its Subsidiaries, taken as a whole, to any Person other than a Principal, members of the immediate families of the Principals, or trusts for their respective benefit;

(b) the Principals, members of the immediate families of the Principals, or trusts for their respective benefit cease to collectively own, beneficially and of record, more than 70% of the Equity Interests of Borrower having ordinary voting power.

“Casino Lease” means each of the leases described on Schedule 1.01.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Dividend” means a distribution by the Borrower in respect of its Equity Interests made on the Closing Date in the amount of $15,000,000.

“Co-Lead Arrangers” means each of BAS and U.S. Bank, National Association, in their capacities as co-lead arrangers.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the collateral which is subject to the Liens granted by the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Deeds of Trusts, and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or the Subsidiaries to secure the Obligations.

“Commitments” means, collectively, the Revolving Commitments and the Term Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Construction Budget” means a line item construction budget for any Significant Capital Project to be delivered to the Administrative Agent and the Lenders.

“Construction Contract” means the construction contract between Borrower and the Contractor relating to any Significant Capital Project.

“Contingent Obligation” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the obligor thereunder in good faith.  The term “Contingent Obligation” as a verb has a corresponding meaning.

“Contractor” means a general contractor selected by Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld).

“Contractor’s Certificate and Consent” means a written certificate and consent executed by the Contractor in a form acceptable to the Administrative Agent.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deeds of Trust” means (a) the deeds of trust executed on the Closing Date by Flamingo Paradise, Market Gaming, E-T-T, Inc. and E-T-T Enterprises, L.L.C. encumbering their respective interests in the four hotel, resort and\or casino properties owned or leased by them in Las Vegas, Nevada, Pahrump, Nevada (two locations), and Henderson, Nevada, and the office and warehouse space located on Russell Road in Las Vegas to secure their respective Guarantees, (b) the deed of trust executed by Borrower in respect of the training facility on Russell Road, Las Vegas adjacent to the warehouse and office space, and (c) any future deeds of trust executed by Borrower or its relevant Subsidiaries in accordance with Section 6.12(d).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 3% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 3% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 3% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agent” means Lehman Brothers Inc., in its capacity as Documentation Agent.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, with respect to any fiscal period (and without duplication as to items (b) though (g):

(a)                                  Net Income for that period; plus,

(b)                                 an amount equal to any extraordinary loss plus any net loss realized by Borrower and its Subsidiaries in connection with any Disposition to the extent such losses were deducted in computing Net Income; minus

(c)           any extraordinary gain reflected in such Net Income; plus

(d)                                 Interest Charges for that period to the extent deducted in computing such Net Income; plus

(e)                                  pre-opening expenses for that period to the extent deducted in computing such Net Income;  plus

(f)                                    depreciation, amortization and all other non-cash expenses for that period to the extent such deducted in computing such Net Income; plus

(g)                                 any non-cash losses associated with the prepayment of Indebtedness.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“E-T-T, Inc.” means E-T-T, Inc., a Nevada corporation, its successors and permitted assigns.

“E-T-T Enterprises L.L.C.” means E-T-T Enterprises, L.L.C., a Nevada limited liability company, its successors and permitted assigns.

“E-T-T, Inc. Guaranty” means the Guaranty executed on the Closing Date by , Inc. in favor of the Administrative Agent and the Lenders, as at any time amended.

“E-T-T Enterprises, L.L.C. Guaranty” means the Guaranty executed on the Closing Date by E-T-T Enterprises, L.L.C. in favor of the Administrative Agent and the Lenders, as at any time amended.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan:

(a)                                  the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)                                 if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)                                  if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash” means, as of each date of determination, the amount by which the unrestricted cash and cash equivalents owned by Borrower and its Subsidiaries as of that date, exceeds $25,000,000.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the

Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Credit Agreement” means the Credit Agreement dated as of September 6, 2002, by and among the Borrower, Flamingo Paradise, and U.S. Bank, National Association.

“Existing Senior Secured Notes” means Borrower’s 10-¾% Senior Secured Notes due 2008 in the aggregate unpaid principal amount of approximately $217,000,000 (of which approximately $214,809,000 are held by third parties and the balance have been purchased by the Borrower) issued pursuant to the Indenture dated as of August 24, 2001 between the Borrower and The Bank of New York, as Trustee.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of the Closing Date, among the Borrower, the Administrative Agent and BAS relating to certain fees.

“Fiscal Quarter” means the fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of Borrower ending on each December 31.

“Fixed Charge Coverage Ratio” means, as of each date of determination, the ratio of:

(a)                                  EBITDA for the twelve month period ending on that date less Maintenance Capital Expenditures made during that period less the amount of cash taxes paid by Borrower and its Subsidiaries in respect of their income during that period less cash dividends paid by Borrower to its shareholders during that period pursuant to Sections 7.06 (other than subsections 7.06(d) and (e)); to

(b)                                 Interest Charges during that period plus the scheduled amortization of Indebtedness of Borrower and its Subsidiaries for that period (which, in the case of any revolving credit facility, shall equal the amount which is the positive difference, if any, between the highest outstanding principal balance of that revolving credit facility during the period and the committed amount of that revolving credit facility on the last day of that period), provided that no payments of principal and call premiums in respect of the Existing Senior Secured Notes shall be included.

“Flamingo Paradise” means Flamingo Paradise Gaming, LLC a Nevada limited liability company, and its successors and permitted assigns.

“Flamingo Paradise Guaranty” means the Guaranty executed on the Closing Date by Flamingo Paradise Gaming, LLC, in favor of the Administrative Agent and the Lenders, as at any time amended.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, as of each date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) all purchase money Indebtedness, plus (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, plus (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), plus (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, plus (f) without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, plus (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, minus (h) Excess Cash.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gaming Board” means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c)  any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Subsidiaries within its jurisdiction.

“Gaming Laws” means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Subsidiaries within its jurisdiction.

“General Subsidiary Guaranty” means the Guaranty executed by each Subsidiary of the Borrower other than E-T-T, Inc., E-T-T Enterprises, L.L.C., Market Gaming and Flamingo Paradise in favor of the Administrative Agent and the Lenders, as at any time amended.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Growth Capital Expenditures” means any Capital Expenditure which is not a Maintenance Capital Expenditure, and in any event includes all Capital Expenditures associated with the design, development and construction of any Significant Capital Project.

“Guaranties” means, collectively, (a) the Market Gaming Guaranty, (b) the Flamingo Paradise Guaranty, (c) the E-T-T, Inc. Guaranty, (d) the E-T-T Enterprises, L.L.C. Guaranty, (e) the General Subsidiary Guaranty, and (f) each other Guaranty of the Obligations executed by a Subsidiary in favor of the Administrative Agent and the Lenders, as at any time amended.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                    capital leases and Synthetic Lease Obligations;

(g)                                 all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                                 all Contingent Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Initial Pricing Period” means the period beginning on the Closing Date and ending on August 31, 2004.

“Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

(a)                                  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Contingent Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor issues Contingent Obligations or accepts Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $5,000,000 or (b) the Aggregate Revolving Commitments.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower or any of its Subsidiaries.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Secured Swap Contract, the Fee Letter, each Guaranty, and each Collateral Document.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit C.

“Loan Parties” means, collectively, the Borrower and each Subsidiary.

“Maintenance Capital Expenditures” means, collectively (a) any Capital Expenditures for the maintenance, repair, restoration or refurbishment of any of the hotel, resort or casino properties of Borrower or any of its Subsidiaries, (b) any Capital Expenditures associated with the slot route operations of the Borrower and its Subsidiaries in respect of any one or more capital projects which are not in excess of $1,000,000, but excluding any Capital Expenditure which materially adds to or further improves the hotel, resort or casino properties of Borrower and its Subsidiaries.

“Market Gaming” means Market Gaming, Inc., a Nevada corporation, its successors and permitted assigns.

“Market Gaming Guaranty” means the Guaranty executed on the Closing Date by Market Gaming in favor of the Administrative Agent and the Lenders, as at any time amended.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date” means June 10, 2009.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means a Contractual Obligation that contains a covenant binding on Borrower or any of the Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 7.01 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

“Net Income” means, for any period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

“New Senior Subordinated Notes” means Borrower’s 8-1/8% Senior Subordinated Notes due 2012 in the aggregate principal amount of $160,000,000 issued pursuant to the Indenture dated as of June 11, 2004 between the Borrower and U.S. Bank, National Association, as Trustee.

“Notes” means, collectively, the Revolving Notes and the Term Notes.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including without limitation any Secured Swap Contract) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overall Commitments” means, collectively, the Aggregate Revolving Commitments and the Aggregate Term Commitments.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Overall Commitments, or, as the context requires, the percentage of the Aggregate Revolving Commitments or Aggregate Term Commitments, represented by that Lender’s Commitment of the same Type at such time.  In respect of the Revolving Commitments, if the Revolving Commitments have been terminated pursuant to Section 8.02, then the Percentage of each Lender shall be determined based on the Percentage of that Lender most recently in effect, giving effect to any subsequent assignments.  The initial Percentages of each Lender are set forth opposite the name of that Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which that Lender becomes a party hereto, as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pledge Agreement” means a pledge agreement executed and delivered by Borrower and its Subsidiaries within 90 days of the Closing Date pursuant to Section 6.12(a), substantially in the form of Exhibit D, with respect to all Equity Interests held by them in their respective direct Subsidiaries, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

“Pricing Period” means, collectively, the Initial Pricing Period and each subsequent period of three months beginning on the first day of each March, June, September and December during the term of this Agreement.

“Principals” means Edward J. Herbst, Timothy P. Herbst and Troy D. Herbst.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Requisite Lenders” means, as of any date of determination, Lenders having more than 50% of the Overall Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by that Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Reserve Amount” means, as of each date of determination, $10,000,000 or any lesser amount which the Administrative Agent agrees is equal to the sum of (a) the outstanding principal amount of the Existing Senior Secured Notes not repaid on the Closing Date and remaining outstanding on that date, (b) Interest Charges with respect to the Existing Senior Secured Notes which have then accrued and remain unpaid, (c) Interest Charges which are scheduled to accrue in respect of such unpaid Existing Senior Secured Notes through September 1, 2005, and (d) any call premium required to be paid in respect of any Existing Senior Secured Notes upon their repayment on September 1, 2005.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolver Reduction Amount” means as to each Quarterly Payment Date, the amount set forth below opposite that Quarterly Payment Date, provided that in the event that the amount of the Revolving Commitment is hereafter increased pursuant to Section 2.16, then the Revolver Reduction Amount for each subsequent Quarterly Payment Date shall be ratably increased in the same proportion that the principal amount of the increase bears to $90,000,000:

Quarterly Payment Date	Revolver Reduction Amount
Closing Date through and including December 31, 2006	$0
March 31, 2007 through and including December 31, 2008	$1,250,000
March 31, 2009 and thereafter	$2,500,000

Revolving Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite that Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which that Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Lenders” means, those of the Lenders having Revolving Commitments.

“Revolving Loans” means each Loan made under the Revolving Commitment.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by that Lender, substantially in the form of Exhibit E.

“Revolving Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by that Lender’s Revolving Commitment at such time.  If the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Commitments have expired, then the Revolving Percentage of each Lender shall be determined based on the Revolving Percentage of that Lender most recently in effect, giving effect to any subsequent assignments.  The initial Revolving Percentage of each Lender is set forth opposite the name of that Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which that Lender becomes a party hereto, as applicable.

“Route Agreements” means written agreements entered into by Borrower or any of its Subsidiaries with another Person that provide for the installation and operation of slot machines, video poker machines or other electronic gaming devises at premises owned or operated by such Person.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Swap Contract” means each Swap Contract to which the Borrower is now or hereafter a party with any Lender or its Affiliates.

“Security Agreement” means the security agreement executed and delivered by Borrower and each of its Subsidiaries, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

“Senior Debt” means, as of each date of determination, Funded Debt as of that date minus Subordinated Debt as of that date.

“Senior Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal amount of the Senior Debt as of that date, to (b) EBITDA for the  four Fiscal Quarter period then ended.

“Significant Capital Project” means each capital project hereafter commenced by Borrower or any of its Subsidiaries having an associated Capital Expenditures budget which is in excess of $15,000,000.

“Subordinated Debt” means the New Senior Subordinated Notes and any additional or replacement subordinated Indebtedness permitted by Section 7.03(b).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit F.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as Syndication Agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Amortization Amount” means a principal payment in the amount of $3,750,000, provided that if the Aggregate Term Commitments are hereafter increased pursuant to Section 2.16, then the Term Amortization Amount for each subsequent Quarterly Payment Date shall be ratably increased in the same proportion that the principal amount of the increase bears to $60,000,000.

“Term Commitments” means, as to each Lender, the commitment of that Lender to make Term Loans to the Borrower pursuant to Section 2.02.

“Term Lenders” means those of the Lenders having Term Commitments.

“Term Loans” means each Loan made under the Term Commitments.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by that Lender, substantially in the form of Exhibit G.

“Terrible’s Hotel & Casino” means Terrible’s Hotel and Casino, located at 4100 Paradise Road, Las Vegas, Nevada.

“Terrible’s Expansion Project” means the design, development and construction of a three level 450-space parking structure attached to Terrible’s Hotel & Casino, the acquisition of approximately 100 additional slot machines for the casino floor at Terrible’s Hotel & Casino, and related improvements.

“to the best knowledge of” means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Officer of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Officer of that Person).

“Total Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal amount of the Funded Debt as of such date, to (b) EBITDA for the four Fiscal Quarter period then ended.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trademark License Agreement” means the Trademark License Agreement dated as of August 24, 2001 between Terrible Herbst, Inc., a Nevada corporation, and Borrower, as Licensee.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

1.02.                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.                        Accounting Terms.

(a)                                  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.                        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific Saving Daylight time (daylight or standard, as applicable).

1.06.                        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.                        Revolving Loans.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of that Revolving Lender’s Revolving Commitment; provided, that after giving effect to any Borrowing, (i) the Aggregate Revolving Outstandings shall not exceed the Aggregate Revolving Commitments minus the Reserve Amount, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed that Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02.                        Term Loans.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in the amount of its Term Commitment.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.  No Term Loan which is at any time prepaid or repaid may be reborrowed, but each Term Loan may be converted, in whole or in part, to a Term Loan of another Type, or continued from time to time, in the manner contemplated by Section 2.03.

2.03.                        Borrowings, Conversions and Continuations of Loans.

(a)                                  Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans (whether such Borrowing consists of Revolving Loans or Term Loans) shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) whether the Loan Notice relates to the Revolving Commitments or the Term Commitments, (ii) whether the Borrower is requesting a Borrowing, a conversion of Loans from one

Type to the other, or a continuation of Eurodollar Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each relevant Lender of the amount of its Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender having a Percentage of the relevant Commitments shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Requisite Lenders.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.04.                        Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Overall Commitments minus the Reserve Amount, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed that Revolving Lender’s Revolving Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit, if:

(A)                              subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless all of the Revolving Lenders have approved such expiry date; or

(B)                                the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the  Revolving Lenders have approved such expiry date.

(iii)                               The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)                              any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                                the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(C)                                except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D)                               such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)                                 a default of any Revolving Lender’s obligations to fund under Section 2.04(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s risk with respect to such Revolving Lender.

(iv)                              The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Requisite Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the

Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Revolving Percentage thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.04 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)                              Until each Revolving Lender funds its Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)                                 Each Revolving Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                    Role of L/C Issuer.  Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Requisite Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                 Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.04, Section 2.06 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.   Notwithstanding anything to the contrary contained herein, upon the request of the Requisite Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C

Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                  Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.05.                        Swing Line Loans.

(a)                                  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount outstanding not to exceed at any time the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Overall Commitments minus the Reserve Amount, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus that Revolving Lender’s Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed that Revolving Lender’s Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of that Revolving Lender’s Revolving Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any

Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to the product of that Revolving Lender’s Revolving Percentage times the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Lender shall make an amount equal to its Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by that Revolving Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line

Lender shall be entitled to recover from that Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Revolving Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which that Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to that Revolving Lender its Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which that Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance that Revolving Lender’s Revolving Percentage of any Swing Line Loan, interest in respect of such Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f)                                    Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.06.                        Prepayments.

(a)                                  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of that Lender’s Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Percentages.

(b)                                 The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)                                  If for any reason the Total Outstandings at any time exceed the Overall Commitments then in effect minus the Reserve Amount, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Overall Commitments then in effect minus the Reserve Amount.

2.07.                        Voluntary Termination or Reduction of the Revolving Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently ratably reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amounts under the Aggregate Revolving Commitments would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments.  Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Revolving Percentage.  All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.  Any voluntary reduction of the Revolving Commitments under this Section 2.07 shall be applied to reduce the Revolver Reduction Amounts due in respect of the Revolving Commitments in the inverse order of their occurrence.

2.08.                        Scheduled Reductions of the Revolving Commitments.  On each Quarterly Payment Date, the Revolving Commitments shall automatically be ratably reduced by the applicable Revolver Reduction Amount.  If after giving effect to the applicable Revolver Reduction Amount, the sum of (i) the aggregate principal amount under the Revolving Notes, (ii) the Swing Line Outstandings and (iii) the Letters of Credit Usage shall exceed the then effective Revolving Commitment, Borrower shall immediately repay the outstanding Advances under the Revolving Commitment to the extent in excess of the Revolving Commitment.

2.09.                        Amortization of the Term Loans; Mandatory Repayment of the Obligations.

(a)                                  On each Quarterly Payment Date, commencing with the Quarterly Payment Date occurring on March 31, 2006, the Borrower shall make the Term Amortization Amount;

(b)                                 In any event, the Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of the Loans outstanding on such date.

(c)                                  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made, or (ii) the Maturity Date.

2.10.                        Interest.

(a)                                  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Requisite Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Requisite Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.11.                        Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.04:

(a)                                  Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Percentage, a commitment fee equal to the Applicable Rate times Average Unused Revolver Availability.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Upfront Fees.  On the Closing Date, the Borrower shall pay to each Lender through the Administrative Agent certain upfront fees in the amounts specified in the Fee Letter; each Lender having been heretofore advised of the amount of the upfront fees to which it is entitled.

(c)                                  Arrangement Fee.  On the Closing Date, the Borrower shall pay to BAS, for the account of Co-Lead Arrangers, the Documentation Agent and Syndication Agent, certain arrangement fees in the amounts specified in the Fee Letter; each of the aforementioned Lenders having been heretofore advised by BAS and the Borrower of the amount of the arrangement fees to which it is entitled.

(d)                                 Other Fees.  The Borrower shall pay to the BAS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.12.                        Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.13.                        Evidence of Debt.

(a)                                  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the

Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.14.                        Payments Generally; Administrative Agent’s Clawback.

(a)                                  General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Revolving Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds

Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.15.                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.16.                        Increases to the Commitments.

(a)                                  Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Overall Commitments by an amount (for all such requests) not exceeding $40,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, and (ii) the

Borrower may make a maximum of two such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify:

(i)                                     whether the requested increase will consist of additional Revolving Commitments or additional Term Commitments;

(ii)                                  the amount of any upfront fees payable in connection with such increased Commitments (which fees may be variable depending on the amount of the Commitment offered by a prospective Lender);

(iii)                               the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within the specified time period whether or not it agrees to assume a portion of the proposed increase.  Any Lender not responding within such time period shall be deemed to have declined to assume a portion of the increase, and no Lender shall be obligated to subscribe for any increase to its Commitments.

(c)                                  Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                                 Effective Date and Allocations.  If the Overall Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall:

(i)                                     deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists;

(ii)                                  prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans under each Commitment ratable with any revised Percentage under any Commitment arising from any nonratable increase in any of the Commitments under this Section;

(iii)                               deliver such amendments to the Loan Documents and favorable opinions of counsel from counsel to the Loan Parties reasonably requested by the Administrative Agent to, among other things, assure the continued priority and perfection of the Administrative Agent’s Liens and the effectiveness of the Guaranties to guarantee the Overall Commitments (as so increased) and the Obligations thereunder;

(iv)                              deliver to the Administrative Agent such endorsements to title insurance policies as the Administrative Agent may reasonably request to provide full coverage for the Increased Commitments;

(v)                                 deliver to the Administrative Agent satisfactory evidence that any required regulatory approvals have been obtained; and

(vi)                              such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Requisite Lenders reasonably may require.

(f)                                    Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.15 or 10.01 to the contrary.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.                        Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)                              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)                                    Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02.                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03.                        Inability to Determine Rates.  If the Requisite Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan , or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to that Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Requisite Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04.                        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(1)                                  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(2)                                  subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to that Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by that Lender or the L/C Issuer); or

(3)                                  impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by that Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to that Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to that Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by that Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of that Lender or the L/C Issuer, the Borrower will pay to that Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate that Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting that Lender or the L/C Issuer or any Lending Office of that Lender or that Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on that Lender’s or the L/C Issuer’s capital or on the capital of that Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of that Lender or the Loans made by, or participations in Letters of Credit held by, that Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which that Lender or the L/C Issuer or that Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration that Lender’s or the L/C Issuer’s policies and the policies of that Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to that Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate that Lender or the L/C Issuer or that Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate that Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay that Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of that Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that that Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of that Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans.  The Borrower shall pay to each Lender, as long as that Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by that Lender (as determined by that Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from that Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05.                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate that Lender for and hold that Lender harmless from any loss, cost or expense incurred by it as a result of:

(f)                                    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(g)                                 any failure by the Borrower (for a reason other than the failure of that Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(h)                                 any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

(i)                                     including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by that Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06.                        Mitigation Obligations; Replacement of Lenders.

(j)                                     Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then that Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of that Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject that Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to that Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(k)                                  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace that Lender in accordance with Section 10.13.

3.07.                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Overall Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.                        Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)                                  Revolving Notes executed by the Borrower in favor of each Revolving Lender requesting a Revolving Note;

(iii)                               A promissory note executed by the Borrower in favor of the Swing Line Lender in the amount of the Swing Line;

(iv)                              Term Notes executed by the Borrower in favor of each Term Lender requesting a Term Note;

(v)                                 the Flamingo Paradise Guaranty, the Market Gaming Guaranty, the E-T-T, Inc. Guaranty, the E-T-T Enterprise, L.L.C. Guaranty, and the General Subsidiary Guaranty, executed by each Subsidiary of the Borrower;

(vi)                              the Security Agreement executed by Borrower and each Subsidiary;

(vii)                           a Deed of Trust executed by Flamingo Paradise with respect to the real property and improvements constituting Terrible’s Hotel & Casino to secure the Flamingo Paradise Guaranty;

(viii)                        a Deed of Trust executed by Market Gaming with respect to the real property and improvements constituting its Henderson, Nevada casino to secure the Market Gaming Guaranty;

(ix)                                Deeds of Trust executed by E-T-T, Inc. in respect of its interests in the casino properties located at Town Center, Pahrump and Lakeside, Pahrump and its interest in the office and warehouse space on Russell Road to secure the E-T-T, Inc. Guaranty;

(x)                                   Deeds of Trust executed by E-T-T Enterprises, L.L.C. in respect of its interest the Lakeside, Pahrump casino property and  its interest in the Russell Road office and warehouse space to secure the E-T-T Enterprises, L.L.C Guaranty;

(xi)                                A Deed of Trust executed by Borrower in respect of its leasehold interest in the “training facility” adjacent to the Russell Road office and warehouse space to secure the obligations under this Agreement;

(xii)                             Landlord consents executed by each of the landlords in respect of Deeds of Trust which encumber leaseholds, provided that the Borrower shall be entitled to up to sixty days following the Closing Date to provide such a consent from its landlord in respect of the Henderson location;

(xiii)                          a letter agreement executed by Terrible Herbst, Inc. in respect of the Trademark License Agreement, consenting to the collateral assignment of the rights of the Borrower thereunder to the Administrative Agent;

(xiv)                         such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(xv)                            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(xvi)                         a favorable opinion of Kummer Kaempfer Bonner & Renshaw, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Loan Parties and the Loan Documents as the Requisite Lenders may reasonably request;

(xvii)                      the commitment of United Title of Nevada, as agent for Chicago Title Company to issue an ALTA policy of title insurance with respect to the Deeds of Trust, subject to tie-in endorsements, in the amount of $100,000,000, insuring the Deeds of Trust (subject to tie-in endorsements as to each of the Deeds of Trust), together with such endorsements to coverage and reinsurance as the Administrative Agent may require;

(xviii)                   flood certificates regarding the real property owned or leased by Borrower and its Subsidiaries which is subject to the Deeds of Trust;

(xix)                           a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xx)                              a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2003 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xxi)                           evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(xxii)                        evidence that the Existing Credit Agreement has been or concurrently with the Closing Date will be terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date have been, or will be concurrently be released;

(xxiii)                     evidence that the outstanding principal balance of the Existing Senior Secured Notes shall be reduced to an amount not to exceed $4,071,000 concurrently with the Closing Date; and

(xxiv)                    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Requisite Lenders reasonably may require.

(b)                                 The New Senior Subordinated Notes shall have been or concurrently with the Closing Date will be issued in a principal amount of $160,000,000.

(c)                                  Any fees required to be paid on or before the Closing Date shall have been paid.

(d)                                 Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02.                        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                  The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01.                        Existence, Qualification and Power; Compliance with Laws.  Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02.                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03.                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04.                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05.                        Financial Statements; No Material Adverse Effect.

(a)                                  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the

Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)                                 The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2004 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance.

5.06.                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Borrower and its Subsidiaries after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect , and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07.                        No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation including any Route Agreements that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08.                        Ownership of Property; Liens.  Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09.                        Environmental Compliance.  The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10.                        Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11.                        Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12.                        ERISA Compliance.

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower and its Subsidiaries, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13.                        Subsidiaries; Equity Interests.  As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens.  The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable, and are, as of the Closing Date, owned by the Principals.

5.14.                        Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(a)                                  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)                                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15.                        Disclosure.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16.                        Compliance with Laws.  Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17.                        Intellectual Property; Licenses, Etc.  The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower and its Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Trademark License Agreement is in full force and effect, and Borrower and its Subsidiaries are not in material breach of the Trademark License Agreement.

5.18.                        Route Agreements; Casino Leases.

(a)                                  As of the Closing Date Borrower and its Subsidiaries are party to Route Agreements providing for the operation of not less than 6800 slot machines, video poker machines or other electronic gaming devises at premises owned or operated by the counterparties thereto.  There is no default on behalf of Borrower or any of its Subsidiaries in respect of any Route Agreements accounting for more than 5% of the EBITDA of Borrower and its Subsidiaries which would entitle the counterparties to such Route Agreements to terminate the same.

(b)                                 As of the Closing Date, no default on behalf of the Borrower or any of its Subsidiaries exists under any of the Casino Leases which would entitle the landlords under any of the Casino Leases to terminate the same.

5.19.                        Existing Senior Secured Notes.                      Giving effect to the transactions which occur on the Closing Date, (a) the principal balance of the Existing Senior Secured Notes does not exceed $4,071,000, and (b) substantially all of the restrictive covenants of Borrower and its Subsidiaries in respect of the Existing Senior Secured Notes (other than the covenant to make payments in respect thereof when due and certain other minor informational covenants and the like) are no longer binding upon the Borrower (it being acknowledged that the trustee for the holders of the Existing Senior Secured Notes shall retain its security therefor until the payment in full of the remaining balance of the Existing Senior Secured Notes and all amounts accrued in respect thereof.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01.                        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Requisite Lenders:

(a)                                  as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Requisite Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)                                 as soon as available, but in any event within two calendar months after the end of each fiscal quarter (including the fourth Fiscal Quarter in each fiscal year of the Borrower), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  as soon as available, but in any event at least 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Requisite Lenders, of consolidated balance sheets and statements of income or operations of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs) and by Fiscal Year for each of the next succeeding Fiscal Years through the Maturity Date, substantially in the form of the financial projections delivered to the Administrative Agent and the Lenders prior to the Closing Date.

(d)                                 in the event that a Significant Capital Project is hereafter commenced at Terrible’s Hotel & Casino, then concurrently with the requirements of 6.01 (a) and (b), a quarterly profit and loss statement for Terrible’s Hotel and Casino, substantially in the form of the financial projections delivered to the Administrative Agent and the Lenders prior to the Closing Date.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02.                        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Requisite Lenders:

(a)                                  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)                                 promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and, within 5 days of their filing with the SEC, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-United States jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(e)                                  promptly after request by the Administrative Agent, copies of the Nevada “Regulation 6.090 Report” and “6-A Report”, and copies of any written communication to Borrower or any of the Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrower or any of the Subsidiaries; and

(f)                                    concurrently with the payment thereof, a certificate signed by a Responsible Officer of the Borrower certifying that all of the outstanding Indebtedness in respect of the Existing Senior Notes has been indefeasibly paid in full.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03.                        Notices.  Promptly notify the Administrative Agent and each Lender:

(a)                                  of the occurrence of any Default;

(b)                                 Promptly upon a Responsible Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Subsidiaries that is $1,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of the Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Subsidiaries under a contract that is not a credit agreement or material lease in excess of $1,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of the Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and the Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $100,000 or more with respect to Borrower or any of the Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or the Subsidiaries are taking or propose to take with respect thereto;

(c)                                  of the occurrence of any ERISA Event; and

(d)                                 of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary thereof.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.                        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05.                        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06.                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07.                        Maintenance of Insurance.

(a)                                  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

(b)                                 Without limitation on the foregoing, the Borrower and its Subsidiaries shall maintain liability, casualty and other insurance which is consistent with the coverages (including all deductibles and retentions) maintained by Borrower and its Subsidiaries as of the Closing Date.  All such insurance shall be carried through insurance companies rated A+ or better by A.M. Best.

(c)                                  In any event, Borrower shall maintain and keep in force the following insurance:

(i)                                     at all times during any period of construction of any material capital projects (including the Terrible’s Expansion Project and each Significant Capital Project), and with respect to any Property affected by such construction, a policy or policies of builder’s “all risk” insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the affected Property on a replacement cost basis;

(ii)                                  a policy or policies of fire and hazards “all risk” insurance providing extended coverage in an amount not less the amount of the related Construction Budget, calculated on a replacement cost basis;

(iii)                               business interruption insurance (including insurance against income loss during a period of at least one year);

(iv)                              comprehensive liability insurance naming on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death or property damage liability, with an aggregate limit of not less than $25,000,000;

(v)                                 policies of worker’s compensation insurance as may be required by applicable laws (including employer’s liability insurance, if required by the Administrative Agent), covering all employees of Borrower, its Subsidiaries and each relevant contractor and subcontractor; and

(vi)                              If any Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a Flood Hazard Area, then Borrower shall provide, maintain and keep in force at all times a flood insurance policy covering the Property in limits that would exceed the damage caused by what is expected to be the most severe flood (or any greater limits to the extent required by applicable law from time to time).

(c)                                  Each such policy shall name the Administrative Agent as an additional insured, and shall to the extent relevant, include a waiver of subrogation against the Administrative Agent and the Lenders, contain a provision that provides for a severability of interests, and shall provide that an act or omission by one of the insured shall not reduce or avoid coverage with respect to the other insureds, insure against loss or damage by hazards customarily included within “all risk” and “extended coverage” policies and any other risks or hazards which the Administrative Agent or the Majority Lenders may reasonably specify (and shall include boiler and machinery insurance), shall contain a Lender’s Loss Payable Endorsement in a form acceptable to the Administrative Agent in favor of the Administrative Agent and shall be primary and noncontributory with any other insurance carried by the Administrative Agent or the Lenders.

(d)                                 Borrower shall supply the Administrative Agent with certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, and, if requested, an original or underlyer of each such policy and all endorsements thereto.  When any insurance policy required hereunder expires, Borrower shall furnish the Administrative Agent with proof acceptable to the Administrative Agent that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired.  If Borrower fails to pay any such premium, the Administrative Agent shall have the right, but not the obligation, to obtain reasonable replacement coverage and advance funds to pay the premiums for it on behalf of the Lenders.  Borrower shall repay the Administrative Agent immediately on demand for any advance for such premiums, which shall be considered to be an additional Loan bearing interest from the date of demand at the Default Rate.

6.08.                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09.                        Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10.                        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and (subject to Section 10.07) to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  The Administrative Agent acknowledge that the provisions of the Borrower’s Route Agreements are of a confidential and proprietary nature.

6.11.                        Use of Proceeds.  Use the proceeds of the Credit Extensions (a) on the Closing Date, (i) to refinance the outstanding obligations of the Borrower under the Existing Credit

Agreement, (ii) to fund redemption or repurchase the Existing Senior Secured Notes (other than amounts not in excess of $4,071,000 as to which the Reserve Amount is maintained), (iii) to pay fees and expenses related to such transactions; and (b) thereafter, for proper working capital and general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.

6.12.                        Additional Subsidiaries and Collateral.

(a)                                  Diligently pursue the approval of the Nevada Gaming Commission to the pledge of the Equity Interests in each of its Subsidiaries to the Administrative Agent pursuant to the Pledge Agreement and, promptly upon receipt thereof and in any event within 90 days following the Closing Date execute and deliver the Pledge Agreement to the Administrative Agent, together with stock certificates representing 100% of the Equity Interests held by Borrower and its Subsidiaries in their respective direct Subsidiaries (to the extent certificated), together with appropriate stock powers (which stock certificates shall be maintained by the Administrative Agent in the State of Nevada);

(b)                                 Notify the Administrative Agent at the time that any at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within thirty days), cause such Person to (i) execute and deliver to the Administrative Agent a Guaranty or a joinder to a Guaranty, as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent Collateral Documents of the types referred to in Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii));

(c)                                  Notify the Administrative Agent at the time of acquisition or the formation of any Subsidiary, cause to be delivered to the Administrative Agent in pledge all of the Equity Interests held by Borrower and its Subsidiaries in such Subsidiary;

(d)                                 Notify the Administrative Agent at the time of the acquisition by Borrower or any of its Subsidiaries of any fee or leasehold interest in real property, notice thereof and, if requested by the Administrative Agent, a Deed of Trust and other Collateral Documents in relation thereto.

(e)                                  Within 90 days following the Closing Date, provide the Administrative Agent with (i) landlord consent and non-disturbance agreements from Centennial Acquisitions and Terrible Herbst, Inc. in respect of the Searchlight location, (ii) a Deed of Trust in respect of all interests of the Borrower and its Subsidiaries in the Searchlight location, (iii) an ALTA policy of title insurance insuring the deed of trust referred to in clause (ii), and (iv) a landlord consent and non-disturbance agreement from the 1993 Samuel Josephson Revocable Trust in respect of the Henderson location, in each case in form and substance reasonably acceptable to the Administrative Agent.

6.13.                        Capital Projects.  Prior to the commencement of any Significant Project (other than the Terrible’s Expansion Project), Borrower shall provide to Administrative Agent (a) the final Construction Budget, (b) the Architect Contract, along with the Architect’s Certificate and Consent, (c) the Construction Contract, along with the Contractor’s Certificate and Consent, and (d) an acceptable policy of builder’s all-risk insurance as required by Section 6.07.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01.                        Liens.  Create, incur, assume or suffer to exist any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                  Liens and Negative Pledges pursuant to any Loan Document;

(b)                                 Liens and Negative Pledges existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)                                  Liens and Negative Pledges on or with respect to Property acquired by Borrower or any Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

(d)                                 any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or any Subsidiary in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

(e)                                  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f)                                    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(g)                                 pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(h)                                 deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i)                                     easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(j)                                     Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(k)                                  Liens securing Indebtedness permitted under Section 7.03(f) and Negative Pledges with respect to the property financed by such Indebtedness;  provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(l)                                     Liens securing Indebtedness permitted under 7.03(g), provided that the same are released promptly following the repayment of such Indebtedness.

7.02.                        Investments.  Make any Investments, except:

(a)                                  Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b)                                 advances to officers, directors and employees of the Borrower and Subsidiaries in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments of the Borrower in any Subsidiary and Investments of any Subsidiary in the Borrower or in another Subsidiary;

(d)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)                                  Contingent Obligations permitted by Section 7.03;

(f)                                    Investments made in the ordinary course of business by Borrower and its Subsidiaries in Persons with whom they are parties to Route Agreements;

(g)                                 other Investments made when no Default or Event of Default has occurred and remains continuing in an aggregate amount not to exceed $60,000,000 during the term of this Agreement.

7.03.                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  Indebtedness under the Loan Documents;

(b)                                 Indebtedness under the New Senior Subordinated Notes and under additional or replacement Subordinated Debt having a maturity which is at least one year following the Maturity Date (or, in the case of any replacement Subordinated Debt, not earlier than that of the New Senior Subordinated Notes) and having representations, warranties, covenants, defaults and other provisions (other than economic terms) which are either (i) substantively identical to those contained in the Indenture for the New Senior Subordinated Notes, or (ii) on terms and conditions no more onerous to the Lenders or Borrower than those contained in the Indenture for the new Senior Subordinated Notes, in each case as determined by Administrative Agent;

(c)                                  Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(d)                                 Contingent Obligations of the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower;

(e)                                  obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f)                                    Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

(g)                                 Indebtedness in respect of Existing Senior Notes in an aggregate principal amount not to exceed $4,071,000 not tendered to the Borrower as of the Closing Date, provided that such Existing Senior Notes shall be repaid not later than September 15, 2005; and

(h)                                 unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

7.04.                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)                                  any Subsidiary may merge with the Borrower, provided that the Borrower shall be the continuing or surviving Person; and

(b)                                 any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary.

7.05.                        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by Borrower or any Subsidiary to the Borrower or to any Subsidiary;

(e)                                  Dispositions permitted by Section 7.04; and

(f)                                    Other Dispositions of Property having an aggregate value, during the term of this Agreement, not to exceed $5,000,000, provided that no Default or Event of Default shall have occurred and remain continuing or result from such Disposition.

provided, however, that each Disposition pursuant to this Section shall be for fair market value.

7.06.                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                                  each Subsidiary may make Restricted Payments to the Borrower, the Subsidiaries and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                 the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                  the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)                                 the Borrower may declare and pay the Closing Date Dividend on the Closing Date;

(e)                                  following the Closing Date, the Borrower may declare and pay distributions to its shareholders in respect of accrued tax liabilities arising from periods prior to June 30, 2004 and from the Closing Date Dividend in an aggregate amount not to exceed $3,000,000; and

(f)                                    the Borrower may declare and pay cash dividends to its stockholders in an aggregate amount not to exceed, as of any date of determination, 60% of Net Income for the period (taken as one accounting period) beginning July 1, 2004 to the end of the Borrower’s then most recently ended Fiscal Quarter for which a Compliance Certificate has then been delivered to the Administrative Agent, provided that giving pro forma effect to the making of such payment as of the last day of such Fiscal Quarter, Borrower is in pro forma compliance with the Fixed Charge Coverage Ratio.

7.07.                        Prepayment of Subordinated Obligations.  Pay any (a) scheduled interest on any Subordinated Debt unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Debt, or (b) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Debt, or purchase or redeem (or offer to purchase or redeem) any Subordinated Debt, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Debt will be paid when due or otherwise to provide for the defeasance of any Subordinated Debt except to the extent that the source of such payment, purchase or redemption consists entirely of proceeds from the issuance of Equity Interests in Borrower or new Subordinated Debt provided, in each case, that in no event shall Borrower make any such payment, purchase or redemption any Default or Event of Default has occurred and remains continuing or would result therefrom.

7.08.                        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.09.                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

7.10.                        Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary or to otherwise transfer property to the Borrower or any Subsidiary, or (b) of any Subsidiary to guarantee the Indebtedness of the Borrower.

7.11.                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.12.                        Senior Debt to EBITDA Ratio.  Permit the Senior Debt to EBITDA Ratio as of the last day of any Fiscal Quarter ending during a period set forth below to exceed the ratio set forth below opposite that period:

Period	Maximum Senior Debt to EBITDA Ratio
Closing Date through and including September 30, 2006	2.75:1.00
December 31, 2006 and thereafter	2.25:1.00

7.13.                        Total Debt to EBITDA Ratio.  Permit the Total Debt to EBITDA Ratio as of the last day of any Fiscal Quarter ending during a period set forth below to exceed the ratio set forth below opposite that period:

Period	Maximum Total Debt to EBITDA Ratio
Closing Date through and including March 31, 2008	5.00:1.00
June 30, 2008 and thereafter	4.50:1.00

7.14.                        Fixed Charge Ratio.  Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter ending during a period set forth below to be less than the ratio set forth below opposite that period:

Period	Minimum Fixed Charge Coverage Ratio
Closing Date through and including June 30, 2007	1.25:1.00
September 30, 2007 through and including September 30, 2008	1.15:1.00
December 31, 2008 and thereafter	1.10:1.00

7.15.                        Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure other than:

(a)                                  Maintenance Capital Expenditures in an aggregate principal amount not to exceed $17,500,000 in any Fiscal Year;

(b)                                 Growth Capital Expenditures in an aggregate principal amount not to exceed $60,000,000 during the term of this Agreement; and

(c)                                  to the extent construed as Capital Expenditures, any amount expended to consummate an Investment permitted by Section 7.02(g).

7.16.                        Hostile Acquisitions.  Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01.                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                  Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)                                  Cross-Default.  (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $5,000,000; or

(f)                                    Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                 Inability to Pay Debts; Attachment.  (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(j)                                     Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                                  Change of Control.  Any Change of Control occurs;

(l)                                     License Revocation.  Any License Revocation in respect of locations accounting for more than 5% of the Borrower’s EBITDA occurs and remains continuing for more than three Business Days.

8.02.                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, take any or all of the following actions:

(a)                                  declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. Each of the Administrative Agent and the Lenders acknowledges that its ability to pursue the remedies described above is subject to, and limited by, the terms of applicable Gaming Laws.

8.03.                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations (including without limitation Secured Swap Contracts, ratably among the Lenders and the L/C Issuer (and, in the case of any Secured Swap Contracts, any relevant Affiliate of any Lender counterparties thereto)), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01.                        Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02.                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03.                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06.                        Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07.                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Co-Lead Arrangers, Syndication Agent, or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09.                        Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)                                  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Overall Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Requisite Lenders;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(k); and

(c)                                  to release any Subsidiary from its Guaranty if such Person ceases to be a  Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its Guaranty pursuant to this Section 9.09.

ARTICLE X.
MISCELLANEOUS

10.01.                  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Requisite Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                  waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)                                 extend or increase the Commitments of any Lender (or reinstate any Commitments terminated pursuant to Section 8.02) without the written consent of that Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any of the Commitments hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01 regarding the Fee Letter) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Requisite Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)                                  change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)                                    change any provision of this Section or the definition of “Requisite Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)                                 impose any greater restriction on the ability of any Lender to assign any of its rights or obligations under any Commitment of that Lender hereunder without the written consent of Lenders having more than 50% of the same class of Commitment;

(h)                                 release any Subsidiary from its Guaranty without the written consent of each Lender (except in the case of any permitted sale or disposition of that Subsidiary);

(i)                                     release any Collateral having a value which is in excess of $5,000,000 from the Lien of the Collateral Documents without the written consent of each Lender (except in connection with the permitted sale, transfer or other disposition of that Collateral to a Person other than Borrower or a Subsidiary); or

(j)            waive the requirement of the imposition of the Reserve Amount;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments of that Lender may not be increased or extended without the consent of that Lender.

10.02.                  Notices; Effectiveness; Electronic Communication.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

(d)                                 Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such

Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03.                  No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04.                  Expenses; Indemnity; Damage Waiver.

(a)                                  Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Co-Lead Arrangers, the Syndication Agent and the Documentation Agent (and any sub-agents of such persons), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                    Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Overall Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05.                  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06.                  Successors and Assigns.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section 10.06 and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the

Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i)                                     No Lender shall assign any portion of its Revolving Commitment or Term Commitment unless an equal percentage of its other Commitment is concurrently assigned to the same Lender;

(ii)                                  except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, except that this clause (iii) shall not apply to rights in respect of Swing Line Loans;

(iv)                              each assignment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(v)                                 the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of that Lender’s rights and/or obligations under this Agreement (including all or a portion of any of its Commitments and/or the Loans (including that Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) that Lender’s obligations under this Agreement shall remain unchanged, (ii) that Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with that Lender in connection with that Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                 Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)                                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.14(b)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Contingent Obligation or credit or liquidity enhancement to such SPC.

(i)                                     Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

10.07.                  Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08.                  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, but only after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09.                  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10.                  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11.                  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12.                  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13.                  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14.                  Governing Law; Jurisdiction; Etc.

(a)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR

ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH LOAN PARTY  IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15.                  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS

BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16.                  Arbitration Reference.

(a)                                  At the option of the Administrative Agent from time to time (exercised in accordance with consent of the Requisite Lenders) or of Borrower, any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall be determined by arbitration.  The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (“AAA”).  The arbitrators shall give effect to statutes of limitation in determining any claim.  Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators.  Judgment upon the arbitration award may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(b)                                 No provision of this section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding.  The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.  At the Administrative Agent’s option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

10.17.                  USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.18.                  Time of the Essence.  Time is of the essence of the Loan Documents.

10.19.                  Designation as Senior Debt.  All Obligations are hereby certified and designated to be “Designated Senior Indebtedness” for purposes of and as defined in that the Indenture dated as of June 11, 2004, between the Borrower and U.S. Bank National Association, as trustee, and all supplemental indentures thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HERBST GAMING, INC., a Nevada corporation

By:	/s/ Edward Herbst
Edward Herbst, President and Chief Executive Officer

1

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Gina Meador

Name:	Gina Meador

Title:	Vice President

2

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Peter J. Vitale

Name:	Peter J. Vitale

Title:	Senior Vice President

3

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Denette Corrales

Name:	Denette Corrales

Title:	Vice President

4

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Cathy Santoro

Name:	Cathy Santoro

Title:	Vice President

5

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By:	/s/ Carl E. Myrick

Name:	Carl E. Myrick, SVP

Title:

6

COMERICA WEST INCORPORATED, as a Lender

By:	/s/ Eoin Collins

Name:	Eoin Collins

Title:	President

7

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Francis Chang

Name:	Francis Chang,

Title:	Authorized Signatory

8

NEVADA STATE BANK, as a Lender

By:	/s/ Steven A. Strunk

Name:	Steven A. Strunk

Title:	Vice President

9

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:

3.                                       Borrower(s):                              HERBST GAMING, INC.

4.                                       Administrative Agent: Bank of America, N.A.

5.                                       Credit Agreement:  Credit Agreement, dated as of June 10, 2004, among HERBST GAMING, INC., the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent

1

6.                                       Assigned Interest:

Facility Assigned(1)	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans		CUSIP Number

	$	$		%
	$	$		%
	$	$		%

7.                                       Trade Date:                                                              ](2)

Effective Date:                              , 20     [THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

Consented to:

By:
Title:

*  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(1)     Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.).

(2)     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                                    Representations and Warranties.

1.1.                                           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                                           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                                    Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3

3.                                                    General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

4

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:          ,

To:                              Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 10, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HERBST GAMING, INC., a Nevada corporation (the “Borrower”), each Lender from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                        of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                       Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                       Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.                                       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.

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4.                                       The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                       The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,               .

HERBST GAMING, INC.

By:

Name:

Title:

2

For the Quarter/Year ended                           (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.                                         Section 7.12 – Senior Debt to EBITDA Ratio.

A.	Outstanding principal amount of Senior Debt at Statement Date:	$

B.	EBITDA for the subject period (Line I.A.9):	$

C.	Senior Debt to EBITDA Ratio (Line A ÷ Line B):	: 1.00

Minimum Senior Debt to EBITDA Ratio:
	Closing Date through and including September 30, 2006	2.75:1.00
	December 31, 2006 and thereafter	2.25:1.00

II.                                     Section 7.13 – Total Debt to EBITDA Ratio

A.	Outstanding principal amount of Funded Debt at Statement Date:	$

B.	EBITDA for Subject Period:	$

C.	Total Debt to EBITDA Ratio (Line A ÷ Line B):		: 1.00

Minimum Total Debt to EBITDA Ratio:
	Closing Date through and including March 31, 2008	5.00:1.00

III.                                 Section 7.14 – Fixed Charge Coverage Ratio.

A.	EBITDA for the period ending on above date (“Subject Period”):

	1. Net Income for Subject Period:	$

2.                                       Extraordinary loss plus any net loss realized by Borrower and its Subsidiaries in connection with any Disposition to the extent such losses were deducted in computing Net Income during Subject Period:

$

	3. Extraordinary gain reflected in Net Income during Subject Period:	$

	4. Interest charges deducted in computing Net Income during Subject Period:	$

	5. Pre-opening expenses deducted in Net Income during Subject Period:	$

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	6. Depreciation, Amortization and all other non-cash expenses deducted in computing Net Income during Subject Period:	$

	7. Non-cash losses associated with prepayment of Indebtedness during Subject Period:	$

	8. EBITDA (Lines 1 + 2 – 3 + 4 + 5 + 6 + 7):	$

B.	Interest Charges plus scheduled amortization of Indebtedness of Borrower and its Subsidiaries during Subject Period:	$

C.	Fixed Charge Coverage Ratio (Line I.A.8 ÷ Line B):	: 1.00

Minimum Fixed Charge Coverage Ratio:
	Closing Date through and including June 30, 2007	1.25:1.00
	September 30, 2007 through and including September 30, 2008	1.15:1.00
	December 31, 2008 and thereafter	1.10:1.00

IV.                                Section 7.15 — Capital Expenditures.

A.	Maintenance Capital Expenditures in an made during fiscal year to date:	$

B.	Maximum annual aggregate principal amount:		$17,500,000

C.	Excess (deficient) for covenant compliance (Line IV.A – IV.B):	$

D.	Growth Capital Expenditures in an made during fiscal year to date:	$

E.	Maximum annual aggregate principal amount:		$60,000,000

F.	Excess (deficient) for covenant compliance (Line IV.D – IV.E):	$

4

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE

Date:                   ,

To:                              Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 10, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbst Gaming, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.                                       On                        (a Business Day).

2.                                       In the amount of $                          .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

HERBST GAMING, INC.

By:

Name:

Title:

2

EXHIBIT C

FORM OF LOAN NOTICE

Date:                  ,

To:                              Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 10, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbst Gaming, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of Loans	☐ A conversion or continuation of Loans

1. On (a Business Day).

2. In the amount of $ .

3. Comprised of	.
[Base Rate Loan or Eurodollar Rate Loan]

4. For Eurodollar Rate Loans: with an Interest Period of months.

5. Under the	Commitment.
[Revolving or Term]

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Sections 2.01 and 2.02 of the Agreement.

HERBST GAMING, INC.

By:

Name:

Title:

1

Exhibit D

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”), dated as                              , 2004,  is made by the Persons listed on the signature pages hereto together with each of the Persons who may become a party hereto pursuant to Section 15 of this Agreement (each a “Grantor” and collectively, “Grantors”), jointly and severally in favor of Bank of America, N.A., as the Administrative Agent (“Administrative Agent”) under the Credit Agreement referred to below for the ratable benefit of each of the lenders which are parties to the Credit Agreement from time to time (collectively, the “Lenders” and individually, a “Lender”), as Secured Party, with reference to the following facts:

RECITALS

A.                                   Pursuant to the Credit Agreement dated as of June 10, 2004, by and among Herbst Gaming, Inc., a Nevada corporation (“Borrower”), the Lenders and Administrative Agent (as be amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to extend certain credit facilities to Borrower.

B.                                     The Credit Agreement provides, as a condition precedent to the Lenders’ obligation to extend credit facilities to Borrower, that Grantors shall enter into this Agreement, and shall pledge certain Pledged Collateral to Secured Party, all under the terms and conditions set forth in this Agreement.

C.                                     Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend credit facilities to Borrower under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, and pledge as follows:

1.                                       Definitions.  This Agreement is the “Pledge Agreement” referred to in the Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Credit Agreement as though set forth herein in full.  The following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

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“Distributions” means dividends, distributions, redemption payments, liquidation payments, and all rights to any of the foregoing (other than any Distributions made by Borrower in accordance with the Credit Agreement).

“Gaming Board” means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

“Gaming Laws” means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction, including, without limitation, the Nevada Gaming Control Act, as amended from time to time, and the rules and regulations of any Gaming Board promulgated thereunder.

“Issuer” means any issuer of any Pledged Securities.

“Pledged Collateral” means (a) the Pledged Securities, and any Certificates or other written evidences representing such equity interests and any interest of any Grantor in the entries on the books of any securities intermediary or financial intermediary pertaining thereto, (b) all proceeds and products of any of the foregoing, and (c) any and all collections, Distributions, interest or premiums with respect to any of the foregoing.

“Pledged Securities” means (a) any and all shares of capital stock or member or other equity interests in all of the Subsidiaries of Borrower now or hereafter owned by Grantors, (b) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, and (c) any and all warrants, options or other rights to subscribe to or acquire any additional shares of capital stock or member or other equity interests in any Subsidiary of Borrower owned by Grantors.

“Secured Obligations” means (a) with respect to Borrower, all of the Obligations of Borrower at any time or from time to time owed to Secured Party under the Loan Agreement and any of the other Loan Documents, (b) with respect to Flamingo Paradise Gaming, LLC, a Nevada limited liability company (“Flamingo”), all of the Obligations of Flamingo at any time or from time to time owed to Secured Party under the Guaranty of even date herewith, by Flamingo in favor of Secured Party, (c) with respect to Market Gaming, Inc., a Nevada corporation (“Market Gaming”), all of the Obligations of Market Gaming at any time or from time to time owed to Secured Party under the Guaranty of even date herewith, by Market Gaming in favor of Secured Party, (d) with respect to E-T-T, Inc., a Nevada corporation (“ETT”), all of the Obligations of ETT at any time or from time to time owed to Secured Party under the Guaranty of even date herewith, by ETT in favor of Secured Party, and (e) with respect to all other Subsidiaries, all of the Obligations of such Subsidiaries at any time or from time to time owed to Secured Party under the Guaranty of even date herewith, by such Subsidiaries in favor of Secured Party, all whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent.

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“Secured Party” means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders, the L/C Issuer, and any party to a Secured Swap Contract that is an Affiliate of a Lender) and the Lenders which are parties to the Credit Agreement from time to time.  Subject to the terms and conditions of the Credit Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Administrative Agent.

2.                                       Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents.  This Agreement is one of the Loan Documents referred to in the Credit Agreement.  All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth herein in full.  In addition, each Grantor hereby represents and warrants to Secured Party as follows:

(a)                                  Each Grantor has good and marketable title to the Pledged Collateral in which such Grantor is purporting to grant a security interest to Administrative Agent on behalf of Secured Party, and the Pledged Collateral is not subject to any Lien other than Permitted Encumbrances and other encumbrances permitted pursuant to the Credit Agreement;

(b)                                 Each Grantor has the right and power to pledge the Pledged Collateral owned by such Grantor to Administrative Agent on behalf of Secured Party without the consent, approval or authorization of, or notice to, any Person (other than such consents, approvals, authorization or notices which have been obtained or given prior to the date hereof) and such pledge constitutes the valid, binding and enforceable obligation of such Grantor, enforceable against such Grantor in accordance with the terms hereof and the other Loan Documents, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion;

(c)                                  Upon delivery to Administrative Agent of the Pledged Collateral referred to in this Agreement, Administrative Agent will have a first priority perfected security interest in the Pledged Collateral securing the Secured Obligations, except with respect to that portion of the Pledged Collateral security Indebtedness under the Existing Senior Notes, as permitted by Article VII of the Credit Agreement, which shall be subject to the Liens related thereto until such time as such Indebtedness has been paid off, but in no event later than September 15, 2005;

(d)                                 All shares of capital stock or member or other equity interest that constitute a portion of the Pledged Collateral are duly authorized, validly issued in accordance with all applicable Laws, fully paid and non-assessable, and represent one hundred percent (100%) of the issued and outstanding shares of common stock or member or other equity interest of each of the Subsidiaries of Borrower.

3.                                       Creation of Security Interest.

3.1                                 Pledge of Pledged Collateral.  Each Grantor hereby pledges to Administrative Agent on behalf of Secured Party and grants to Administrative Agent on behalf

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of Secured Party a security interest in and to all Pledged Collateral for the benefit of Secured Party, together with all products, proceeds, Distributions, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral.  The security interest and pledge created by this Section 3.1 shall continue in effect so long as any Secured Obligation is owed to Secured Party or any commitment to extend credit to the Borrower under the Loan Documents remains outstanding from the Lenders.

3.2                                 Delivery of Certain Pledged Collateral.  Within 90 days following the Closing Date, Grantors shall obtain approval in accordance with Gaming Laws for the pledge of the Pledged Collateral.  On or before September 15, 2005, Grantors shall cause to be delivered to Administrative Agent for the benefit of Secured Party the Certificates evidencing the capital stock, membership interest or other equity interests listed on Schedule 1 hereto.  All such certificates shall be held in the State of Nevada at a location approved by the Nevada State Gaming Control Board and shall be made available for inspection by agents or employees of the Nevada State Gaming Control Board immediately upon request during normal business hours.  Following the date of this Agreement, subject to compliance with Gaming Laws, additional Pledged Collateral may from time to time be delivered to Administrative Agent for the benefit of Secured Party by agreement between Secured Party and Grantors.  All Certificates at any time delivered to Administrative Agent for the benefit of Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  Administrative Agent shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 3.3 of this Agreement.

3.3                                 Release of Pledged Collateral.  Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit any Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that such Grantor is entitled to consummate pursuant to the Loan Documents, if any, shall be so released by Administrative Agent at such times and to the extent necessary to permit such Grantor to consummate such permitted transactions promptly following Administrative Agent’s receipt of written request therefor by such Grantor specifying the purpose for which release is requested and such further certificates or other documents as Secured Party reasonably shall request in its discretion to confirm that such Grantor is permitted to consummate such permitted transaction and to confirm Secured Party’s replacement Lien on appropriate collateral (unless replacement collateral is not required pursuant to the Loan Documents).  Any request for any permitted release shall be transmitted to Administrative Agent on behalf of Secured Party.  Administrative Agent, at the expense of Grantors, promptly shall redeliver all Certificates and shall execute and deliver to Grantors all documents requested by Grantors that are reasonably necessary to release Pledged Collateral of record whenever Grantors shall be entitled to the release thereof in accordance with this Section 3.3.

4.                                       Security for Obligations.  This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Secured Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all interest that accrues on all or any part of the Secured Obligations after the

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filing of any petition or pleading against Borrower, any Grantor or any other Person for a proceeding under any Debtor Relief Law.

5.                                       Further Assurances.

5.1                                 Subject to compliance with applicable Gaming Laws, each Grantor agrees that at any time, and from time to time, at its own expense such Grantor will promptly execute, deliver and file (or authorize Secured Party to file) or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the issuers of, or obligors on any of the Pledged Collateral to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral.  It is hereby acknowledged and agreed that, notwithstanding anything contained herein or in any other Collateral Document, Grantors shall not be required under any circumstances to take any further action to perfect any interest granted to Secured Party in any cage cash, deposit accounts, markers, instruments or other cash items which are used in connection with the casino operations of Grantors.  Subject to compliance with applicable Gaming Laws, Grantors hereby (a) irrevocably direct the issuers of or obligors on any such Pledged Collateral, or each securities intermediary, registrar, transfer agent or trustee for any such Pledged Collateral, to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Pledged Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Grantor or any other Person to any of such parties; and (b) covenant and agree to transfer or reinvest any such Pledged Collateral, immediately upon Secured Party’s request, in such manner as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in such Pledged Collateral in favor of Administrative Agent on behalf of Secured Party, or the priority, control and exclusivity thereof, free of all other Liens and claims except as may be permitted by the terms hereof or of the Credit Agreement.

5.2                                 Grantor agrees to assist Secured Party in obtaining all approvals of any Gaming Board or other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement or by Article 8 or Article 9 of the Uniform Commercial Code as in effect in the State of Nevada and, at Secured Party’s request after and during the continuance of an Event of Default, to prepare, sign and file with the appropriate Gaming Board the transferor’s portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Pledged Collateral pursuant to the exercise of Secured Party’s remedies hereunder and under the Loan Documents.

6.                                       Voting Rights; Dividends; etc.  So long as no Default or Event of Default under the Credit Agreement occurs and remains continuing:

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6.1                                 Voting Rights.  Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents (provided, however, that Grantors shall not exercise or shall refrain from exercising, any such right if it would result in a Default).

6.2                                 Interest and Distribution Rights.  Grantors shall be entitled to receive and to retain and use any and all interest, premiums or Distributions (other than any Distribution representing a return of capital, redemption or liquidation payment, sale or other disposition proceeds or other similar payment) paid in respect of the Pledged Collateral; provided, however, that any and all such Distributions received in the form of capital stock (or other equity interest) shall be, and the Certificates representing such capital stock (or other equity interest) forthwith shall be delivered subject to compliance with Gaming Laws to Administrative Agent to hold as, Pledged Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of such Grantor, and forthwith be delivered to Administrative Agent for the benefit of Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements) in suitable form for transfer by delivery or accompanied by executed and undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

7.                                       Rights During Event of Default.  When an Event of Default has occurred and is continuing, subject to compliance with Gaming Laws:

7.1                                 Voting and Distribution Rights.  At the option of Secured Party, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the interest, premiums and Distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of Secured Party who shall thereupon, at the direction of Secured Party, have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such Distributions.  Administrative Agent shall give notice to each applicable Grantor of Secured Party’s election to exercise voting rights with respect to the Pledged Collateral; provided, however, that (i) neither the giving of such notice nor the receipt thereof by any Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) neither Administrative Agent nor any Lender shall incur any liability for failing to give such notice.

7.2                                 Distributions Held in Trust.  All Distributions which are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor, and forthwith shall be paid over to Administrative Agent for the account of Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

7.3                                 Irrevocable Proxy.  Each Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Gaming Laws, appoints Administrative Agent for the benefit of Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders (or other equity holders, as

6

applicable) of the corporations (or other entities, as applicable) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other equity holders, as applicable) of such corporations (or other entities, as applicable) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares (or other equity interests, as applicable) or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and subject to compliance with Gaming Laws.  Each Grantor hereby authorizes Administrative Agent to, subject to compliance with Gaming Laws, substitute another Person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary or other appropriate officer of the appropriate corporation or other entity as applicable.  This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrower remains outstanding from the Lenders and until such time as all Secured Obligations have been paid and performed in full.

8.                                       Transfers and Other Liens.  Each Grantor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Encumbrances and other encumbrances permitted pursuant to the Credit Agreement, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

9.                                       Secured Party Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Administrative Agent for the benefit of Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Secured Party’s sole and absolute discretion to do any of the following acts or things:  (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor’s name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; provided, however, that Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither Administrative Agent nor any Lender shall have any liability or responsibility for any act (other than Administrative Agent’s or such Lender’s own gross negligence or willful misconduct) or omission taken with respect thereto.  The foregoing power of attorney is coupled with an interest and is irrevocable.  Each Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest as provided for in the Credit Agreement.

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10.                                 Administrative Agent May Perform Obligations. If any Grantor fails to perform any Obligation contained herein, Administrative Agent for the benefit of Secured Party may, but without any obligation to do so and without notice to or demand upon Grantors, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party’s security interests therein, Administrative Agent being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party’s security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys’ fees.  Each Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Credit Agreement.  Neither Administrative Agent nor any Lender shall be under any duty or obligation to preserve, maintain or protect the Pledged Collateral or any of any Grantor’s rights or interest therein, exercise any voting rights with respect to the Pledged Collateral, whether or not a Default or Event of Default has occurred or is continuing, or make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of any Grantor or any other Person having any interest therein; and neither Administrative Agent nor any Lender assumes and none shall be obligated to perform the Secured Obligations of any Grantor, if any, with respect to the Pledged Collateral.

11.                                 Reasonable Care.  Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have any responsibility for ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.  The Administrative Agent shall comply with the conditions, if any, imposed by the Gaming Board in connection with the approvals of the security interest granted hereunder by Grantor, including, without limitation, any conditions requiring Administrative Agent to permit representatives of the Gaming Board to inspect such securities and Certificates.  Administrative Agent shall not surrender possession of any Pledged Collateral to any party other than Grantors without the prior approval of the Gaming Board or as otherwise permitted by applicable Gaming Laws.

12.                                 Events of Default and Remedies.

12.1                           Rights Upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, Grantors shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable Law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to any Grantor:

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(a)                                  to notify any Issuer of any Pledged Securities and any and all other obligors on any Pledged Collateral that the same has been pledged to Administrative Agent for the benefit of Secured Party and that all Distributions and other payments thereon are to be made directly and exclusively to Administrative Agent for the account of Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

(b)                                 to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party’s name(s) or in the name of the applicable Grantor(s), all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c)                                  in accordance with applicable Law, to take possession of the Pledged Collateral with or without judicial process;

(d)                                 to endorse, in the name of the applicable Grantor(s), all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e)                                  to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

(f)                                    in accordance with applicable Law (including applicable Gaming Laws), to foreclose the Liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party;

all at the sole option of and in the sole discretion of Secured Party.

12.2                           Notice of Sale.  Secured Party shall give Grantors at least ten (10) days’ written notice of sale of all or any part of the Pledged Collateral.  Subject to Compliance with Gaming Laws, any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion.  Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Secured Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral.  Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given.  Secured

9

Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

12.3                           Private Sales.  Subject to compliance with Gaming Laws, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any of the Pledged Collateral is sold at private sale, each Grantor agrees that if the Pledged Collateral is sold for a price which Secured Party in good faith believes to be reasonable, then, (A) the sale shall be deemed to be commercially reasonable in all respects, (B) such Grantor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (C) Secured Party shall not incur any liability or responsibility to such Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of such Issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

12.4                           Title of Purchasers.  Subject to compliance with Gaming Laws, upon consummation of any sale of Pledged Collateral pursuant to this Section 12, Administrative Agent on behalf of Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold.  Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantors, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof.  Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

12.5                           Disposition of Proceeds of Sale.  The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of

10

retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Secured Obligations, with application as to any particular Secured Obligation to be in the order set forth in the Credit Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine.

13.                                 Continuing Effect.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance” or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such payment or performance had not been made.  In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14.                                 Regulatory Matters.  Administrative Agent, on behalf of Secured Party, acknowledges and agrees that:

(a)                                  In the event that Secured Party exercises one or more of the remedies set forth in Section 12 of this Agreement, including but not limited to re-registration of the Pledged Collateral pursuant to applicable Gaming Laws, such exercise of remedies would be deemed a separate transfer of the Pledged Collateral and would require the separate and prior approval of the Gaming Board pursuant to applicable Gaming Laws as in effect on the date hereof.

(b)                                 The approval by the Gaming Board of this Agreement shall not act or be construed as the approval, either express or implied, for the Secured Party to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the Gaming Board to the extent then required by applicable Law.

15.                                 Additional Grantors.  From time to time following the Closing Date, additional Subsidiaries of Borrower may become parties hereto, as additional Grantors, by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form of Exhibit A hereto, accompanied by such documentation as Administrative Agent may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby.  Upon delivery of such Instrument of Joinder to and acceptance thereof by Administrative Agent, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof.  Each Grantor expressly agrees that its Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause Borrower or any Subsidiary of Borrower to become an additional Grantor hereunder.  This Agreement shall be

11

fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

16.                                 Covenant Not to Issue Uncertificated Securities.  Each Grantor represents and warrants to Secured Party that all of the capital stock (or other equity interests) of each of the Issuers is in certificated form (as contemplated by Article 8 of the Uniform Commercial Code as in effect in the State of Nevada), and covenants to Secured Party that it will not cause or permit any Issuer to issue any capital stock (or other equity interest) in uncertificated form or seek to convert all or any part of its existing capital stock (or other equity interest) into uncertificated form (as contemplated by Article 8 of the Uniform Commercial Code as in effect in the State of Nevada).  The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

17.                                 Covenant Not to Dilute Interests of Secured Party in Pledged Securities.  Each Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit any Issuer to issue any additional capital stock (or other equity interest), or any warrants, options or other rights to acquire any additional capital stock (or other equity interest), if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or in any Issuer.

18.                                 Indemnity.  Each Grantor agrees to indemnify and hold harmless Secured Party, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys’ fees and expenses and/or costs and expenses associated with, arising out of or in connection with this Agreement, or any waiver, supplementation, extension, renewal or amendment of any term or provision hereof or the exercise by Secured Party of any right or remedy granted to it hereunder or under the other Loan Documents (including in connection with any workout, restructuring or bankruptcy, insolvency or other similar proceeding), other than arising from the gross negligence or willful misconduct of Secured Party.  In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof.  If and to the extent that the agreements of the Grantors under this Section 18 are unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

19.                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

20.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

21.                                 Additional Powers and Authorization.  The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents.  Notwithstanding

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anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

22.                                 Incorporation of Suretyship Provisions and Waivers.  The attached Exhibit B, “Suretyship Provisions and Waivers,” is hereby incorporated by this reference as though set forth herein in full.

23.                                 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed as of the date first above written.

“Grantors”

HERBST GAMING, INC.,
a Nevada corporation

By:

Name:

Title:

E-T-T, INC.,
a Nevada corporation

By:

Name:

Title:

14

ACCEPTED AND AGREED

AS OF THE DATE FIRST

ABOVE WRITTEN:

“Secured Party”

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:

Title:

15

SCHEDULE 1

PLEDGED SECURITIES

Name of Issuer	Name of Owner	Certificate Number(s)	Number of Shares	Percentage Ownership
Market Gaming, Inc.	Herbst Gaming, Inc.	4	3,000	100%

Flamingo Paradise Gaming, LLC	Herbst Gaming, Inc.	9 & 10	N/A	100%

E-T-T Enterprises L.L.C.	Herbst Gaming, Inc.	4	N/A	100%

E-T-T, Inc.	Herbst Gaming, Inc.	4	3,000	100%

Cardivan Company	E-T-T, Inc.	7	1,250	100%

Corral Coin, Inc.	E-T-T, Inc.	11	600	100%

Corral Country Coin, Inc.	E-TT, Inc.	1	2,500	100%

1

EXHIBIT A

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                              ,         , by                                            , a                                                       (“Joining Party”), and delivered to Bank of America, N.A., as Administrative Agent, pursuant to the Pledge Agreement dated as of            , 2004 made by Herbst Gaming, Inc., a Nevada corporation and E-T-T, Inc., a Nevada corporation,  as initial Grantors, in favor of the Administrative Agent and the Lenders referred to below (as amended, extended, renewed, supplemented or otherwise modified, the “Pledge Agreement”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Pledge Agreement.

RECITALS

(a)                                  The Pledge Agreement was made by the Grantors in favor of the Administrative Agent for the benefit of the Lenders that are parties to that certain Credit Agreement (as amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”) dated as of June 10, 2004, by and among Herbst Gaming, Inc. (“Borrower”), the Lenders which are parties thereto (the “Lenders”), Bank of America, N.A., as the Administrative Agent for the Lenders (the “Administrative Agent”).

(b)                                 Joining Party is required pursuant to the Credit Agreement and the Pledge Agreement to become a Grantor under the terms and conditions of the Pledge Agreement.

(c)                                  Joining Party expects to realize direct and indirect benefits as a result of the continued availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

                (i)                                     By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 15 of the Pledge Agreement.  Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Pledge Agreement with respect to all Secured Obligations as set forth in Section 4 of the Pledge Agreement, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Pledge Agreement.

                (ii)                                  Concurrently with the execution hereof, Joining Party shall cause to be pledged and delivered to Administrative Agent the Certificates evidencing the capital stock or other equity interests (if certificated) of all of the Subsidiaries of Borrower listed on Schedule 1 hereto.  All Certificates delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Administrative Agent.  All Certificates delivered pursuant to this Joinder shall also be considered “Certificates” and shall constitute “Pledged Collateral” as defined in the Pledge Agreement.

                (iii)                               The effective date of this Joinder is               ,      .

“Joining Party”

a

By:

Name:

Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:

Title:

SCHEDULE 1 TO INSTRUMENT OF JOINDER
TO
 PLEDGE AGREEMENT

Pledged Securities

Joining Party:

Issuer	Class of Interest	Certificate No(s).	Number of Shares/Interests	Percentage of Ownership

EXHIBIT B

SURETYSHIP PROVISIONS AND WAIVERS

1.                                       Waivers and Consents.  Each Grantor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:

(a)                                  supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(b)                                 supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c)                                  accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Secured Obligations or any part thereof;

(d)                                 accept partial payments on the Secured Obligations;

(e)                                  receive and hold additional security or guaranties for the Secured Obligations or any part thereof;

(f)                                    release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine;

(g)                                 release any Person or any guarantor from any personal liability with respect to the Secured Obligations or any part thereof;

(h)                                 settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i)                                     consent to the merger, change or any other restructuring or termination of the corporate or other existence of Borrower or any other Person, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder, under any other Loan Document to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

Upon the occurrence of and during the continuance of any Event of Default, Secured Party may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Secured Party at any time may have or hold in connection with the Secured Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement.  Each Grantor expressly waives any right to require Secured Party to marshal assets in favor of any Grantor, or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Secured Party may proceed against any Person and/or collateral in such order as it shall determine in its sole and absolute discretion.  Secured Party may file a separate action or actions against any Grantor, whether or not action is brought or prosecuted with respect to any other security or against any other Grantor, Borrower or any other Person, or whether or not any other Person is joined in any such action or actions.  Each Grantor agrees that Secured Party and Borrower and any Person may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the validity of, or the pledge or security interest granted or created by, this Agreement.  Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of any Grantor or any other Person or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such amount had not been paid.  Each Grantor agrees that the Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Secured Obligations including, without limitation, the amount of all loans and interest thereon at the rates provided for in the Credit Agreement and the note(s) thereunder, even though the Secured Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Person and whether or not Borrower or any other Person shall have any personal liability with respect thereto.  Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Person with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure or subordination of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Obligor (other than by reason of the full payment and performance of all Secured Obligations), (d) any failure of Secured Party to marshal assets in favor of such Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Secured Party to give notice of sale or other disposition of collateral to such Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise provided in this Agreement, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Pledged Collateral or other security for any Secured Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Pledged Collateral or other security for any Secured Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or any other Person or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (q) any action taken by Secured Party that is authorized by this Section 1 or any other provision of any Loan Document.  Until no part of any commitment to lend remains outstanding and all of the Secured Obligations have been paid and performed in full, Grantors shall have no right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Secured Party now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any other security now or hereafter held by Secured Party.  Each Grantor waives all rights and defenses arising out of an election of remedies by Secured Party, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Secured Obligations has destroyed such Grantor’s rights of subrogation and reimbursement against the principal.  Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Secured Obligations.

2.                                       Condition of Borrower and its Subsidiaries.  Each Grantor represents and warrants to Secured Party that such Grantor has established adequate means of obtaining from Borrower and its Subsidiaries on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries, and their Properties, and such Grantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties.  To the maximum extent permitted by law, each Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to such Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries, or their Properties, whether now known or hereafter known by Secured Party during the life of this Agreement.  With respect to any of the Obligations, Secured Party need not inquire into the powers of any Borrower or any of its Subsidiaries thereof, or the officers or employees acting or purporting to act on their behalf, and all Secured Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

3.                                       Liens on Real Property.  In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real property, each Grantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any obligations of any Grantor, the enforceability of this Agreement, or the validity or enforceability of any Liens of Secured Party on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale.  To the maximum extent permitted by law, each Grantor expressly waives any defenses to the enforcement of this Agreement or any Liens created or granted hereby or to the recovery by Secured Party against Borrower, any other Obligor or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of such Grantor and may preclude such Grantor from obtaining reimbursement or contribution from any other Person.  Each Grantor expressly waives any defenses or benefits that may be derived from Nevada Revised Statutes Sections 40.430 (and judicial decisions relating thereto), 40.451, 40.455, 40.457 and 40.459, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under any other applicable Law.  Each Grantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Grantor’s failure to receive any such notice shall not impair or affect such Grantor’s obligations hereunder and under the other Loan Documents or the enforceability of this Agreement or any Liens created or granted hereby.

4.                                       Waiver of Rights of Subrogation.  Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Grantor is a Party, each Grantor hereby waives with respect to Borrower and its successors and assigns (including any surety) and any other Person any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to indemnity, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which such Grantor may have or hereafter acquire against Borrower or any other Person in connection with or as a result of such Grantor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which such Grantor is a Party.  Each Grantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of any other Person or any surety for any other Person, either directly or as an attempted setoff to any action commenced against such Grantor by Borrower (as borrower or in any other capacity) or any other Person.  Each Grantor hereby acknowledges and agrees that this waiver is intended to benefit Secured Party and shall not limit or otherwise affect such Grantor’s liability hereunder, under any other Loan Document to which such Grantor is a Party, or the enforceability hereof or thereof.

5.                                       Waiver of Discharge.  Without limiting the generality of the foregoing, each Grantor hereby waives discharge by waiving all defenses based on suretyship or impairment of collateral.

6.                                       Understandings with Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Borrower, Secured Party or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law.  If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

EXHIBIT E

FORM OF REVOLVING NOTE

$	June 10, 2004

FOR VALUE RECEIVED, the undersigned promises to pay to the order of                                                                 (the “Revolving Lender”), the principal amount of                                                 DOLLARS ($                    ) or such lesser aggregate amount of Revolving Loan as may be made by the Revolving Lender with respect to the Revolving Commitment under the Credit Agreement referred to below, together with interest on the principal amount of each Revolving Loan made hereunder and remaining unpaid from time to time from the date of each such Revolving Loan until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Credit Agreement dated as of June 10, 2004, by and among the undersigned, as Borrower, the Lenders which are parties thereto from time to time and Bank of America N.A., as Administrative Agent (“Administrative Agent”) (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement.  This is one of the Revolving Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Revolving Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

Interest shall be payable on the outstanding daily unpaid principal amount of each Revolving Loan from the date of each such Revolving Loan until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue principal and interest to bear interest at the Default Rate set forth in Section 2.11 of the Credit Agreement, to the fullest extent permitted by applicable Law.

Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Revolving Lender in immediately available funds not later than 2:00 p.m. on the day of payment (which must be a Business Day).  All payments received after 2:00 p.m. on any particular Business Day shall be deemed received on the next succeeding Business Day.  All payments shall be made in lawful money of the United States of America without setoff, counterclaim, recoupment or deduction of any kind.

The Revolving Lender shall use its best efforts to keep a record of Revolving Loans made by it and payments received by it with respect to this Revolving Note, and such record shall, as against Borrower, be presumptive evidence of the amounts owing under this Revolving Note.

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The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned’s obligations hereunder or in enforcing or attempting to enforce any of such holder’s rights hereunder, including reasonable attorneys’ fees and disbursements, whether or not an action is filed in connection therewith.

The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

This Revolving Note shall be delivered to and accepted by the Revolving Lender, or by the Administrative Agent on its behalf, in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

HERBST GAMING, INC.,
a Nevada corporation

By:
Name:
Title:

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EXHIBIT C

FORM OF LOAN NOTICE

Date:                ,

To:                              Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 10, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbst Gaming, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐  A Borrowing of Loans                                                                                                                                                       ☐  A conversion or continuation of Loans

6. On (a Business Day).

7. In the amount of $ .

8. Comprised of	.
[Base Rate Loan or Eurodollar Rate Loan]

9. For Eurodollar Rate Loans: with an Interest Period of months.

10. Under the	Commitment.
[Revolving or Term]

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Sections 2.01 and 2.02 of the Agreement.

HERBST GAMING, INC.

By:

Name:

Title:

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EXHIBIT F

FORM OF SWING LINE LOAN NOTICE

Date:                          ,

To:                              Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 10, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbst Gaming, Inc., a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.                                       On                           (a Business Day).

2.                                       In the amount of $                           .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

HERBST GAMING, INC.

By:

Name:

Title:

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EXHIBIT G

FORM OF TERM NOTE

$	June 10, 2004

FOR VALUE RECEIVED, the undersigned promises to pay to the order of                                          (the “Term Lender”), the principal amount of                                     DOLLARS ($                    ) made by the Term Lender with respect to the Term Commitments under the Credit Agreement referred to below, together with interest on the principal amount of each Term Loan made hereunder and remaining unpaid from time to time from the date of each such Term Loan until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Credit Agreement dated as of June 10, 2004, by and among the undersigned, as Borrower, the Lenders which are parties thereto from time to time and Bank of America N.A., as Administrative Agent (“Administrative Agent”) (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement.  This is one of the Term Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Term Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

Interest shall be payable on the outstanding daily unpaid principal amount of each Term Loan from the date of each such Term Loan until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue principal and interest to bear interest at the Default Rate set forth in Section 2.11 of the Credit Agreement, to the fullest extent permitted by applicable Law.

Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Term Lender in immediately available funds not later than 2:00 p.m. on the day of payment (which must be a Business Day).  All payments received after 2:00 p.m. on any particular Business Day shall be deemed received on the next succeeding Business Day.  All payments shall be made in lawful money of the United States of America without setoff, counterclaim, recoupment or deduction of any kind.

The Term Lender shall use its best efforts to keep a record of Term Loans made by it and payments received by it with respect to this Term Note, and such record shall, as against Borrower, be presumptive evidence of the amounts owing under this Term Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned’s obligations hereunder or in enforcing or attempting to enforce any of such holder’s rights hereunder, including reasonable attorneys’ fees and disbursements, whether or not an action is filed in connection therewith.

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The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

This Term Note shall be delivered to and accepted by the Term Lender, or by the Administrative Agent on its behalf, in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

HERBST GAMING, INC.,
a Nevada corporation

By:
Name:
Title:

SCHEDULE 1.01

CASINO LEASES

SEE ATTACHED

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LEASE AGREEMENT

THIS LEASE, made this 1st day of August, 1998, by and between E-T-T Enterprises, L.L.C. (hereinafter “Lessor”), and E-T-T, Inc.(Hereinafter “Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property and personal property along with all improvements thereto, to wit, a casino building consisting of approximately 15,300 square feet and 32 acres of unimproved land (Hereinafter the ”Property”) situated in the County of Nye, State of Nevada, whose street address is 5870 Homestead Road, Pahrump, Nevada. A legal description of the land, along with a floorplan and site plan, is attached hereto as Exhibit “A” and incorporated herein by reference. A complete list of the personal property, furniture, fixtures and equipment which Lessor shall lease to Lessee pursuant to this Lease is attached hereto as “Exhibit B” and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:     This Lease shall be a twenty (20) year lease commencing on August 1, 1998.

2.                                       RENTAL:     The Lessee agrees to pay to the Lessor as rental for the Property the sum of One Hundred Thousand Dollars ($100,000.00) per month on the first of each month for the duration of said lease.

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3.                                       RIGHTS & TITLE:     Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of his Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

4.                                       QUIET POSSESSION:     Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quite possession of the Property, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:     Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:     The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:     Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall conform with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:     Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the casino and all ancillary buildings or improvements to be

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constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub- tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:     All fixtures and other property and materials installed in the building on the Property by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee. The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore the Property to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:     The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

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The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:                The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and Municipal authorities, appertaining to the business conducted upon the Property, and Lessee shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:     In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of the Property and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

13.                                 LIENS:     The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of

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such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:     In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:     Lessee shall indemnify and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:     The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion of the Property, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

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17.                                 WAIVER:     The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:     If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:     The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:     Any and all notices shall be forwarded to the following addresses:

Lessor:

E-T-T Enterprises, L.L.C.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst, Member

Lessee:

E-T-T, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Timothy Herbst, Vice President

21.                                 NO OTHER AGREEMENTS:     Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

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22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:     If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:     Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:     Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

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25.                                 TIME IS OF ESSENCE:     Time is of the essence in this Lease and of each and every one of the provisions herein contained.

26.                                 BINDING EFFECT:     The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
E-T-T Enterprises, L.L.C.

/s/ Edward J. Herbst
Edward J. Herbst, Member

LESSEE:
E-T-T, Inc.

/s/ Timothy P. Herbst
Timothy P. Herbst
Vice President

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LEASE AGREEMENT

THIS LEASE, made this 27th day of November 2002, by and between Herbst Grandchildren’s Trust (hereinafter “Lessor”), and Herbst Gaming, Inc. (Hereinafter

“Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property along with all improvements thereto, which include a warehouse and office building, as well as, a convenience store, situated in the County of Clark, State of Nevada, whose street addresses are 5775 S. Polaris and 3475 W. Russell Road, Las Vegas, Nevada 89118, as well as, that certain piece of unimproved property whose street address is 3560 W. Russell Road, Las Vegas, Nevada 89118 (Hereinafter collectively the “Property”) and whose legal descriptions are attached hereto as Exhibit “A” & “B”.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a ten (10) year lease commencing on November 27, 2002.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for the Property the sum of Forty-three Thousand Five Hundred Twenty-five ($43,525) per month on the first of each month for the duration of said lease.

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3.                                       RIGHTS & TITLE:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of his Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall  have the full, peaceful and quiet possession of the Property, and, further that Lessor has full  right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal  property and trade fixtures located therein and will pay charges for light, power and other  public  utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property  that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the  State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that  such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and  alterations shall conform with building codes and zoning regulations now or hereinafter  legally effective, and promulgated by the State, County or Municipal authorities.

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8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in  good order, condition and repair the service station and all ancillary buildings or  improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All fixtures and other property and materials  installed in the building on the Property by the Lessee shall be and remain the property  of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days,  remove from said premises all of such fixtures, property, and materials, provided that all  expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of  such building, fixtures and other property and to restore the Property to the condition in  which they were prior to the start of construction and that no building or improvements  placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public  liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said

11

policy shall carry an amount of coverage for injury to one person in any one accident in the  sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00). Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in  such manner as will comply with all requirements of all State, Federal, County and  Municipal authorities, appertaining to the business conducted upon the Property, and Lessee  shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to  be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor  or their duly authorized agents, then and in any such event, the Lessor may, at their option  declare this Lease terminated and repossess themselves of the Property and take such action  or pursue such remedy as may be permitted under the law of the State of Nevada.  However,  if Lessee commences the necessary work to cure said default before the expiration of the  thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed  to declare this Lease terminated.

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13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in  respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property;  provided, however, that the Lessee shall have the right to contest the claim of such lien, in  which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of  such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEYS FEES:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the  prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the  terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall  pay all costs, expenses and reasonable attorney fees incurred by the other party which arise  from or are in connection with such litigation.

15.                                 INDEMNIFICATION:  Lessee shall indemnify and hold harmless Lessor  and its agents, servants, employees and representatives from and against all claims, damages,

13

losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s  occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and  effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion  of the Property, providing that the tenancy of such sub-tenant shall be subject to all the  terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor  such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular,  if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

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20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessor:

Herbst Grandchildren’s Trust
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Jerry E. Herbst, Trustee

Lessee:

Herbst Gaming, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Timothy Herbst, Vice President

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that  neither party has made any representations nor agreements to or with any other party in  addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease  contains all of the terms, covenants and conditions and representations between the parties  upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor  shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the  Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the  Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after

15

notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of  creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same  for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of law, such process being  expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and  keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  Lessee upon giving written notice to Lessor, at least  sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has  faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

25.                                 TIME IS OF THE ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

16

26.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
HERBST GRANDCHILDREN’S TRUST

/s/ Timothy P. Herbst
Timothy P. Herbst, Trustee

LESSEE:
HERBST GAMING, INC.

/s/ Edward J. Herbst
Edward J. Herbst
President

17

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1997, by and between The Herbst Family Limited Partnership II(hereinafter “Lessor”), and E-T-T Enterpprises, L.L.C. (Hereinafter “Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property(Hereinafter the “Property”) situated in the County of Clark, State of Nevada, whose legal descriptions are attached hereto as Exhibit “A”, and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a twenty (20) year lease commencing on July 1, 1997.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for said demised premises the sum of Fourteen Thousand Four Hundred Sixteen Dollars ($14,416.00) per month on the first of each month for the duration of said lease.

3.                                       SECURITY:  Lessee agrees that buildings and improvements hereafter located or erected on premises at  any  time  during  the  term  of his Lease, or extension thereof, shall be and remain charged with the lien in favor of Lessor as security for the enforcement of all

1

agreements of this lease by Lessee to be kept and performed.  Such lien shall be prior to all other contracts, liens and other encumbrances whatsoever effecting the demised premises provided however that Lessor agrees that it will subordinate such lien for the actual cost of financing the erection of any improvements required by the Lessee in order to finance same, as well as, any lien required by Chevron U.S.A., Inc.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the demised premises, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the demised premises.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon said premises by him that he will notify Lessor in order that a notice of non-responsibility may be posted on said premises and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall conform with building codes and zoning regulations now or hereinafter

2

legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the premises clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All buildings, fixtures and other property and materials installed in the demised premises by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore said premises to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE  INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the

3

protection of all persons who may suffer injury while in, on or about said premises.  Said policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the demised premises caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and Municipal authorities, appertaining to the business conducted upon the demised premises, and Lessee shall not permit the demised premises to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of said premises and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

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13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the demised premises free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the demised premises; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:  Lessee shall indemnify and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims, damages, losses

5

and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided, however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion of the Property, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall  not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the premises beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

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Lessee:

E-T-T Enterprises, L.L.C.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst

Lessor:

Herbst Family Limited Partnership II
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Jerry Herbst

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall by judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same

7

for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the demised premises and terminate this Lease with or without the process of law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on said premises and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  The Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

25.                                 RIGHT OF FIRST REFUSAL:  In the event of a contemplated sale of the premises during the demised term, the Lessor agrees to give Lessee a notice in writing at least ten (10) days before the contemplated sale of substance of terms on which it is proposed to be made, which notice shall be registered mail directed to Lessee at his principal place of business for notices; and thereupon within ten (10) days from the date of mailing of notice the Lessee shall have the right to purchase premises upon the terms and conditions proposed, and on the failure of the Lessee to exercise such option within the time aforesaid the option hereby granted to Lessee shall be and stand canceled.

26.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every

8

one of the provisions herein contained.

27.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
The Herbst Family Limited Partnership II

/s/ Jerry Herbst
Jerry Herbst, Partner

LESSEE:

E-T-T Enterprises, L.L.C.

/s/ Timothy P. Herbst
Timothy P. Herbst, Member

9

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1997, by and between E-T-T Enterprises, L.L.C.(hereinafter “Lessor”), and Terrible Herbst, Inc.(Hereinafter “Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property along with all improvements thereto, to wit, all property and buildings used in the operation of a gasoline station and mini-market and 15,000 square feet of warehouse space (Hereinafter the “Property”) situated in County of Clark, State of Nevada, whose street address is and which is set forth in the floorplan and site plan, both of which are attached hereto as Exhibit “A”.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a twenty (20) year lease commencing on July 1, 1997.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for the Property the sum of Nineteen Thousand Dollars ($19,000.00) per month on the first of each month for the duration of said lease.

3.                                       RIGHTS & TITLE:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of this Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

1

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the Property, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall confirm with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or

2

Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All fixtures and other property and materials installed in the building on the Property by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore the Property to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit for the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

3

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and Municipal authorities, appertaining to the business conducted upon the Property, and Lessee shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of the Property and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that

4

may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:                            Lessee shall indemnity and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.

Additionally, Lessee shall indemnify, defend and hold harmless Lessor from and against any and all expenses (including attorney’s fees), liabilities and claims of whatsoever kind and nature including, but not limited to , those for damage to property (including) property of Lessee), or for injury to or death of any person, directly or indirectly arising out of or in any way connected with the storage, handling, distribution, sale or use of any petroleum products on the Property, or in the operation of any vehicle or vehicles in connection with Lessee’s business.

This Paragraph shall have full force and effect upon execution of this Lease Agreement.

5

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion of the Property, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPREATION:  The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessor:

E-T-T Enterprises, L.L.C.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst, Member

Lessee:

Terrible Herbst, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Jerry E. Herbst, President

6

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of Law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  Lessee understand and acknowledges that Lessor holds interest in the Property through that certain lease, which is attached hereto as Exhibit

7

“B” and that Lessee’s option to renew this Agreement is subject to and conditioned upon Lessor renewing Exhibit “B”.  So long as Lessor renews, then the Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

25.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

26.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
E-T-T Enterprises, L.L.C.

/s/ Edward J. Herbst, Member
Edward J. Herbst, Member

LESSEE:
Terrible Herbst, Inc.

/s/ Jerry E. Herbst
Jerry E. Herbst
President

8

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1997, by and between E-T-T Enterprises, L.L.C.(hereinafter “Lessor”), and E-T-T, Inc.(Hereinafter “Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property along with all improvements thereto, to wit, approximately 19,000 square feet of office space and 35,000 square feet of warehouse space(Hereinafter the “Property”) situated in the County of Clark, State of Nevada, whose street address is 3440 W. Russell Road, Las Vegas, Nevada and which is set forth in the floorplan, both of which are attached hereto as Exhibit “A”.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a twenty (20) year lease commencing on July 1, 1997.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for the Property the sum of Thirty-two Thousand One Hundred Dollars ($32,100.00) per month on the first of each month for the duration of said lease.

3.                                       RIGHTS & TITLE:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of this Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

1

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the Property, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall confirm with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or

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Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All fixtures and other property and materials installed in the building on the Property by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore the Property to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit for the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

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11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and Municipal authorities, appertaining to the business conducted upon the Property, and Lessee shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of the Property and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that

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may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:                            Lessee shall indemnity and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion of the Property, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

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18.                                 HOLDING OVER:  If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPREATION:  The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessor:

E-T-T Enterprises, L.L.C.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst, Member

Lessee:

E-T-T, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Timothy Herbst, Vice President

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall

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file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of Law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  Lessee understand and acknowledges that Lessor holds interest in the Property through that certain lease, which is attached hereto as Exhibit “B” and that Lessee’s option to renew this Agreement is subject to and conditioned upon Lessor renewing Exhibit “B”.  So long as Lessor renews, then the Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

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25.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

26.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
E-T-T Enterprises, L.L.C.

/s/ Edward J. Herbst, Member
Edward J. Herbst, Member

LESSEE:
E-T-T, Inc.

/s/ Timothy P. Herbst
Timothy P. Herbst
Vice President

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LEASE

1.                                       PARTIES.  This Lease (this “Lease”) is made and entered into as of the 9th day of February, 1994, by and between THE 1993 SAMUEL JOSEPHSON REVOCABLE FAMILY TRUST under Declaration of Trust dated September 13, 1993 (“Landlord”) and PHOENIX ASSOCIATES, a Nevada limited partnership (“Tenant”).  This Lease is made in furtherance of the sale (the “Sale”) of the “Premises” (as hereinbelow defined) by Tenant to Landlord effective concurrently with the effectiveness hereof.

2.                                       PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, the building currently known as “Lucky Strike Casino & Bowl,” formerly known as “Henderson Bowl,” and commonly described as 642 South Boulder Highway, Henderson, Nevada (the “Premises”), together with any and all related realty conveyed to Landlord by Tenant pursuant to the Sale.  Tenant accepts the Premises “as is.”

3.                                       TERM.  The term (the “Term”) of the leasehold interest granted herein shall be for twenty (20) years effective upon the consummation of the Sales; provided, however, that Tenant shall have five (5) consecutive extension options thereafter to extend the Term for an additional ten (10) years per each such extension option upon written notice to Landlord prior to expiration of the Term as then in effect and under the terms and conditions as provided in this Lease except that the Basic Rent in respect of such option periods shall be equal to the amount thereof immediately prior to commencement of each such option period plus the additional sum of $2,500 monthly and that such Basic Rent shall again increase by $2,500 monthly after the completion of the fifth year of each such option period.

4.                                       RENT.  Tenant shall pay to Landlord as basic rent (the “Basic Rent”) for the Premises, monthly in arrears on the last day of each month during the Term, the following sums:  during the first five years of the Term, $25,000 monthly, during the sixth through tenth years of the Term, $27,500 monthly, during the eleventh through fifteenth years of the Term, $30,000 monthly, and during the sixteenth through twentieth years of the Term, $32,500 monthly.  Rent for any period during the Term of this Lease which is for less than one (1) month shall be a pro rata portion of the monthly installation paid on the last day of the month in question.  Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as Landlord may designate to Tenant in writing.

5.                                       INTENTIONALLY LEFT BLANK.

6.                                       USE.  Tenant may utilize the Premises in any manner it determines and for any purpose not wholly inconsistent with its present use unless it receives Landlord’s consent to such other purpose (which consent shall not be unreasonably withheld and shall only be withheld for good cause upon a reasonable basis) provided that it does not breach any applicable governmental laws, rules, and regulations.  Landlord covenants to cooperate in all

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may seek with respect to the Property, any operations thereat, any adjacent property, and/or any operations thereat.  Landlord expressly acknowledges that there is no express or implied covenant of continuous operation of Tenant hereunder.

7.                                       TAXES.  Tenant shall pay all real property taxes and general assessments levied and assessed against the Premises during the Term of this Lease.  Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment, and other personal property of Tenant contained in the Premises.  Tenant shall endeavor to cause such trade fixtures, furnishings, and equipment and all other personal property to be assessed and billed separately from the property of Landlord.  If any of Tenant’s sole personal property shall be assessed with Landlord’s property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

8.                                       UTILITIES.  Tenant shall make all arrangements and pay for all water, gas, heat, light, power, telephone, and other utility services supplied to the Premises together with any taxes thereon and for all connection charges.  If any such services are not separately metered to Tenant, the Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

9.                                       MAINTENANCE AND REPAIRS.  Landlord shall have no obligations to maintain or repair the Premises.

10.                                 ALTERATIONS AND ADDITIONS.  Tenant may, without Landlord’s consent, make any alterations, improvements, or additions in or about the Premises as Tenant may determine.  Before commencing any work relating to the alterations, additions, or improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of the commencement of such work so that Landlord can post and record the appropriate notices of non-responsibility to protect Landlord from any mechanic’s liens, materialman liens, or any other liens.  In any event, Tenant shall pay, when due, all claims for labor and materials furnished to or for Tenant at or for use in the Premises.  Tenant shall not permit any mechanic’s liens or materialmen’s liens to be levied against the Premises for any labor or material furnished to Tenant or claims to have been furnished to Tenant or Tenant’s agents or contractor in connection with work or any character performed or claimed to have been performed on the Premises by or at the direction of Tenant; provided, however, that Tenant shall have the right to contest the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond meeting the requirements of Landlord and shall provide for the payment of any sum that the claimant may recover on the claim (together with the costs of suit, if it is recovered in the action).

11.                                 FIRE INSURANCE.  Tenant at its cost shall maintain during the Term of this Lease on the Premises a policy or policies of standard fire and extended coverage insurance from an insurer acceptable to Landlord to the extent of at least full replacement value thereof or such greater amount as set forth below.  Said insurance policies shall be issued in the names of Landlord and Tenant, as their interests may appear and shall be in such form and amount as are satisfactory to Landlord, in its sole reasonable discretion.  Tenant at its cost shall maintain during the Term of this Lease on all its personal property, Tenant’s improvements and

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alterations in or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief enforcements, to the extent of their full replacement value.  The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant’s improvements or alterations.

12.                                 LIABILITY INSURANCE.  Tenant at its sole cost and expense shall maintain during the Term of this Lease public liability and property damage insurance, from an insurer and in form acceptable to Landlord, with a single combined liability limit of One Million and 00/100 Dollars ($1,000,000.00) and property damage limits of not less than One Million and 00/100 Dollars ($1,000,000.00), insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant’s use or occupancy of the Premises.  Both public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions below, but the limits of such insurance shall not, however, limit the liability of Tenant hereunder.  Both Landlord and Tenant shall be named as additional insureds, and the policies shall contain cross-liability endorsements.  If Tenant shall fail to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain same at the expense of Tenant and the cost thereof shall become due and payable as additional rental to Landlord together with Tenant’s next rental installment.

13.                                 INDEMNITY, ETC.

(a)                                  Hold Harmless.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant’s use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damage, costs, attorney fees, expenses, and liabilities incurred in the defense of any claim or action or proceeding arising therefrom.  Except for Landlord’s willful or negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

(b)                                 Waiver of Subrogation.  Tenant and Landlord each waives any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.  Each party shall cause each insurance policy obtained by it hereunder to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such policy.

(c)                                  Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for any injury to Tenant’s business or loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors, or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defect of pipes,

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sprinklers, wires, appliances, plumbing, air-conditioning, or lighting fixtures, or from any other cause, whether such damage results from conditions arising upon the Premises or upon other portions of the building in which the Premises are a part, or from any other sources or places.  Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

14.                                 DAMAGE OR DESTRUCTION.

(a)                                  Damage - Insured.  If, during the Term of this Lease, the Premises and/or the building and other improvements in which the Premises are located are totally or partially destroyed rendering the Premises totally or partially inaccessible or unusable, and such damage or destruction was caused by a casualty covered under and insurance policy required to be maintained hereunder, Landlord shall restore the Premises and/or the building and other improvements in which the Premises are located into substantially the same condition as they were in immediately before such damage or destruction, provided that the restoration can be made under the existing laws and can be completed within one hundred eighty (180) working days after the date of such destruction or damage.  Such destruction or damage shall not terminate this Lease.  If the restoration cannot be made in said 180 day period, then within fifteen (15) days after the parties hereto determine that the restoration cannot be made in the time stated in this paragraph, Tenant may terminate this Lease and immediately by giving notice to Landlord and the Lease will be deemed canceled as of the date of such damage or destruction.  If Tenant fails to terminate this Lease and the restoration is permitted under the existing laws, Landlord, at its option, may terminate this Lease or restore the Premises and/or any other improvements in which the Premises are located within a reasonable time and this Lease shall continue in full force and effect.  If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.  Notwithstanding the above, if the Tenant is the insuring party and if the insurance proceeds received by Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair.  Tenant may, at Tenant’s option, contribute the required amount, but upon failure to do so within forty-five (45) days following such notice, Landlord’s sole remedy shall be, at Landlord’s option and with no liability to Tenant, to cancel and terminate this Lease.  If Tenant shall contribute such amount to Landlord within said forty-five (45) day period, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect.  Tenant shall in no event have any right to reimbursement of any amount so contributed.

(b)                                 Damage – Uninsured.  In the event that the Premises are damaged or destroyed by a casualty which is not covered by the fire and extended coverage insurance which is required to be carried by Tenant pursuant to Article 11(a) above, the Landlord shall restore the same; provided that if the damage or destruction is to any extent greater than ten percent (10%) of the then replacement cost of the improvements on the Premises (exclusive of Tenant’s trade fixtures and equipment and exclusive of foundations and footings), then Landlord may elect not to restore and to terminate this Lease.  Landlord must give to Tenant written notice of its intention not to restore within thirty (30) days from the date of such damage or destruction and, if not given, Landlord shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible.  In the event that Landlord elects to give such notice of Landlord’s intention to cancel and terminate this Lease

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Tenant shall have the right, within ten (10) days after receipt of such notice, to give written notice to Landlord of Tenant’s intention to repair such damage at Tenant’s expense, without reimbursement from Landlord, in which event the Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible.  If Tenant does not give such notice within such 10 day period, this Lease shall be canceled and be deemed terminated as the date of the occurrence of such damage or destruction.

(c)                                  Damage Near the End of the Term.  If the Premises are totally or partially destroyed or damaged during the last twelve (12) months of the Term of this Lease, Landlord may, at Landlord’s option, cancel and terminate this Lease as of the date of the cause of such damage by giving written notice to Tenant of Landlord’s election to do so within 30 days after the date of the occurrence of such damage; provided, however, that, if the damage or destruction occurs within the last 12 months of the term and if within ten (10) days after the date of such damage or destruction Tenant exercise any option to extend the term provided herein, Landlord shall restore the Premises if obligated to do so as provided in subparagraph (a) or (b) above.

(d)                                 Abatement of Rent.  If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this Article 14, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant’s reasonable use of the Premises is impaired.

(e)                                  Trade Fixtures and Equipment.  If Landlord is required or elects to restore the Premises as provided in this Article, Landlord shall not be required to restore Tenant’s improvements, trade fixtures, interior improvements, or equipment except to the extent such is a part of the Premises upon the commencement hereof, or to restore any alterations made by Tenant and restoration of such excluded items shall be the sole responsibility of Tenant.

15.                                 CONDEMNATION.  If the Premises or any portion thereof are taken by the power of eminent domain, or sold by Landlord under the threat of exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first.  If more than twenty percent (20%) of the floor area of any building on the Premises, or more than twenty percent (20%) of the land area of the Premises not covered with buildings is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession, by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of such taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.  If this Lease is not terminated by either Landlord or Tenant as provided hereinabove, then it shall remain in full force and effect as to the portion of the Premises remaining, provided that the rental shall be reduced in proportion to the floor area of the building taken within the Premises as bears to the total floor area of all buildings located on the Premises to a complete unit of like quality and character as existed prior to the condemnation.  Rent shall be abated or reduced during the period from the date of taking until the completion of restoration by Landlord, but all other obligations of Tenant under this Lease shall remain in full force and

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effect.  The abatement or reduction of the rent shall be based on the extent to which the restoration interferes with Tenant’s use of the Premises.

16.                                 ASSIGNMENT AND SUBLETTING; FINANCING.  Tenant may on one or more occasion assign or sublet all or any portion of the Premises to any party, without any consent of Landlord being required in connection therewith; provided, however, that no such assignment(s) or sublease(s) shall in any way relieve Tenant of any of its obligations under this Lease.  In addition, Tenant shall have the right to place such financing as it may elect secured by its rights under this Lease and/or any of Tenant’s equipment, fixtures, or other personalty located at the Premises and Landlord shall cooperate with any such financing by Tenant and execute such reasonable agreements of attornment, access, and/or consent as any such lender(s) to Tenant may request.

17.                                 DEFAULT.  The occurrence of any one or more of the following shall constitute a default and breach of this Lease by Tenant:  failure to pay rent within ten (1) days of the date due, or failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after written notice thereof has been given to Tenant by Landlord; provided, however that if the default cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default under this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently prosecutes the same to completion.

Landlord shall have the following remedies if Tenant commits a default under this Lease.  These remedies are not exclusive but are cumulative and in addition to any remedies now or hereafter allowed by law.  During the period that Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs.  Reletting can be for a period shorter or longer than the remaining Term of this Lease.  Tenant shall pay to Landlord the rent due under the Lease on the dates the rent is due, less the rent Landlord received from any reletting.  No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.  If Landlord elects to relet the Premises as provided in this paragraph, any rent that Landlord receives from such reletting shall apply first to the payment of any indebtedness from Tenant to Landlord other than the rent due from Tenant to Landlord; secondly, to all costs, including maintenance, incurred by Landlord in such reletting; and third, to any rent due and unpaid under this Lease.  After deducting the payments referred to in this paragraph, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease.  In no event shall Tenant be entitled to any excess rent received by Landlord.  If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs, including maintenance, that Landlord shall have incurred in reletting that remain after applying the rent received from the reletting as provided in this paragraph.  No act by Landlord other than giving written notice to Tenant shall terminate this Lease.  In the event that Landlord suffers any damages for late fees or any other costs or charges under indebtedness secured by the Premises as a result of any late payment of rent by Tenant, Tenant shall pay to Landlord as additional rent an amount equal to such late fees owed

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by Landlord.  Acts of maintenance, efforts t relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest in this Lease shall not constitute a termination of Tenant’s right to possession.  In the event of such termination, Landlord has the right to recover from Tenant:  (i) the worth, at the time of the award, of the unpaid rent that had been earned at the time of the termination of this Lease; (ii)the worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, including court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.  “The worth at the time of the award” as referred to in this paragraph is to be computed by discounting the amount at the “prime rate” of interest of First Interstate Bank of Nevada, N.A. in effect from time to time plus four percent (4%).  If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid by a later date shall bear interest at the “prime rate” of interest of First Interstate bank of Nevada, N.A. in effect from time to time plus four percent (4%) until Landlord is reimbursed by Tenant.  The sum, together with interest thereon, shall be considered additional rent.

18.                                 SIGNS.  Tenant shall have the right to place, construct, or maintain any sign, advertisement, awning, banner, or other exterior decorations on the building or other improvements that are a part of the Premises without Landlord’s consent.

19.                                 EFFECTIVE DATE.  This Lease is effective immediately upon and shall commence upon the date of the consummation of the Sale.

20.                                 SUBORDINATION.  This Lease, at Landlord’s option from time to time, shall be subordinated to any mortgage, deed of trust, ground lease or any other hypothecation for security hereafter placed upon the real property of which the Premises are a part or the lease therefor and to any and all advances made on the security thereof and to all renewals, modifications, and extensions thereof.  In connection with any such subordination, upon Tenant’s request, Landlord shall obtain from the lender or other secured party in question an agreement of non-disturbance providing, in substance, that Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all the other provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

21.                                 SURRENDER.  On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear accepted.  Tenant shall repair any damage to the Premises occasioned by its use thereof or by the removal of Tenant’s trade fixtures, furnishings, and equipment which repair shall include the patching and filling of holes and repair of structural damage.  Tenant shall remove all of its personal property and fixtures on the Premises prior to the expiration of the term of this Lease and if required by Landlord pursuant to Article 10 above, any alterations, improvements, or additions made by Tenant to the Premises.  If Tenant fails

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to surrender the Premises to Landlord on the expiration of the Lease as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant’s failure to vacate the Premises, including, without limitation, claims made by any succeeding tenant resulting from Tenant’s failure to surrender the Premises.

22.                                 HOLDING OVER.  If Tenant, with Landlord’s consent, remains in possession of the Premises after the expiration or termination of the term of this Lease, such possession by Tenant shall be deemed to be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, upon all the provisions of this Lease applicable to month-to-month tenancy.

23.                                 BINDING ON SUCCESSORS AND ASSIGNS.  The terms, conditions, and covenants of the Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors, and assigns.

24.                                 NOTICES.  Whenever under this Lease a provision is made for any demand, notice, or declaration of any kind, it shall be in writing and served either personally or sent by registered or certified United States mail, postage prepaid, addressed at the address as set forth below:

TO LANDLORD AT:	THE 1993 SAMUEL JOSEPHSON REVOCABLE FAMILY TRUST under Declaration of Trust dated September 3, 1993
C/o Mr. Charles L. Chrein, C.P.A.
P.O. box 6967
Yorkville Station
New York, New York 10128

With a copy to:	R. Gardner Jolley, Esq.
Jolley, Urga, Wirth & Woodbury
300 South Fourth Street, #800
Las Vegas, Nevada 89101

TO TENANT AT:	Phoenix Associates, a Nevada limited partnership
c/o Consolidated Management, Inc.
4650 West Oakey, #2220
Las Vegas, Nevada 89108
Attn: Mr. Eli Applebaum

Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

25.                                 CHOICE OF LAW.  This Lease shall be governed by the laws of the State of Nevada without regard to its principles of conflicts of laws.

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26.                                 ATTORNEY FEES.  If litigation or arbitration concerning this Lease, the Premises, or the building or other improvements in which the Premises are located arises between Landlord and Tenant, the prevailing party shall be liable to the other party hereto for reasonable attorney fees and costs of suit.

27.                                 WAIVERS.  No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any proceeding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of its acceptance of such rent.

28.                                 INCORPORATION OF PRIOR AGREEMENTS; CONSTRUCTION OF THIS LEASE.  This Lease contains all agreements of parties with respect to any matter mentioned herein.  No prior agreement or understanding pertaining to any such matter shall be effective.  This Lease may be modified only in writing, and signed by the parties in interest at the time of such modification.  Each party to this Lease and its counsel have reviewed and revised this Lease.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or of any amendments or exhibits to this Lease.

29.                                 SEVERABILITY.  The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions hereof unenforceable, invalid, or illegal.

30.                                 ESTOPPEL CERTIFICATES.  Tenant, within ten (10) days after notice from Landlord, shall execute and deliver to Landlord, addressed to any party directed by Landlord and on form prescribed by Landlord, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification(s).  The certificate shall further state the amount of minimum monthly rent, the dates of which rent has been paid in advance, the amount of any security deposit.  The certificate shall also acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or it shall specify such defaults, if any, which are claimed, and shall state such further matters (and be from any or all of the Guarantors if requested by Landlord) as Landlord may reasonably request.

31.                                 COVENANTS AND CONDITIONS.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

32.                                 SINGULAR AND PLURAL.  When required by the context of this Lease, the singular shall include the plural.

33.                                 JOINT AND SEVERAL OBLIGATIONS.  “Party” shall mean Landlord and Tenant and if more than one person or entity is the Landlord or Tenant, the obligations imposed on that party shall be joint and several.

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34.                                 PURCHASE OPTION.  During the Term hereof (which for all purposes is deemed terminated upon eviction of Tenant), as may be extended from time to time, Tenant shall have the right to reacquire the fee simple interest in and to the Premises, on such notice and on such schedule as it may deem appropriate for a price equal to the greater of (i) 120 times the amount of monthly Basic Rent in effect at the time of notice of such reacquisition or (ii) during the first year of the Term $3,050,000 and thereafter $3,100,000.  Such reacquisition of the Premises shall be made with the Premises to be subject only to such encumbrances as are in effect upon or in connection with consummation of the Sale (with a credit to Tenant for the amount secured by such encumbrances) and shall provide for Tenant to receive title insurance substantially in the form as was provided to Landlord in connection with the Sale and allocation of the expenses (e.g., escrow fees, title insurance, etc.) of the reacquisition in the same manner as was provided for in the Sale (i.e., with Landlord to pay the ”Seller’s” costs thereunder and Tenant to pay the “Buyer’s” costs thereunder).  Payments to the Landlord under the purchase option shall be in cash or by certified funds.

35.                                 MEMORANDUM OF LEASE AND PURCHASE OPTION.  Concurrently with the effectiveness hereof (i.e., the closing of the Sale), Landlord and Tenant shall execute, deliver, acknowledge, and record with the Recorder of the County of Clark a Memorandum substantially in the form attached as Appendix i attached hereto and incorporated herein by this reference.

36.                                 CONFLICT OF INTEREST:  DISCLOSURE AND WAIVER.  Landlord understands, acknowledges, agrees, and does hereby represent and warrant (which representation and warranty shall survive the Closing), that:  (i) it has been disclosed to Landlord that Alan C. Sklar, a partner in Tenant and a shareholder, officer, and Director of Tenant’s general partner, is also a shareholder of Gordon & Silver, Ltd., which has served as counsel to Landlord with respect to certain matters; (ii) Gordon & Silver, Ltd., has not acted as counsel to Landlord in connection herewith, the Sale, or any related or ancillary instruments, other documents, or matters; (iii) Rule 158 of the Nevada Supreme Court Rules prohibits a lawyer from entering into a business transaction with a client except in accordance with the provisions thereof, which provisions are embodied in this Section 36; (iv) the transaction and terms upon which Landlord is acquiring and leasing back the Property are fair and reasonable to Landlord, inasmuch as, among other matters, Tenant, upon advice of experts, is satisfied that the purchase price to be paid for and terms of the purchase of the Premises and the rates, terms, and purchase option price of the Premises hereunder are fair and reasonable; (v) the transaction and terms upon which Landlord is purchasing, financing, leasing, and conveying to Tenant an option to repurchase the Premises have been fully disclosed and transmitted in writing to Landlord in a manner which can be reasonably understood by Landlord; (vi) Tenant has been given a reasonable opportunity to seek the advice of independent counsel in the transaction and has in fact sought and received the advice of such independent counsel in connection herewith; and (vii) Landlord, by its execution of this Agreement, hereby consents to the indirect entry into a business transaction with a shareholder of Gordon & Silver, Ltd., and waives any actual, apparent, or purported conflict of interest with respect thereto.

37.                                 OBLIGATION OF TENANT OT CAUSE REFINANCING OF DEBT SECURED BY THE PREMISES; MODIFICATIONS TO RENT BASED UPON FLUCTUATIONS IN DEBT SERVICE.  Landlord and Tenant acknowledge that certain

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indebtedness is secured by deeds of trust (the “Deeds of Trust”) upon the Premises.  Tenant covenants that, during the entire Term, it shall cause such indebtedness to be extended or to be refinanced at Tenant’s sold cost and expense (e.g., payment of all loan fees, other costs of refinancing or loan extension costs, etc.) and Landlord shall cooperate therewith.  Notwithstanding anything provided to the contrary, including, without limitation, Paragraph 4 hereinabove, in the event that the sum due upon any new or extended financing would cause the monthly income to Landlord after payment of all debt service upon indebtedness secured by the Premises (“Landlord’s Net Income”) to be less than or more than the sum of $9,166.67, plus all increases in effect above the initial Basic Rent of $25,000 (the “Rent Increases”) then the Basic Rent shall be increased (i.e., if the annual payments upon such indebtedness are greater than 10% of the principal amount thereof) or decreased (i.e., if the annual payments upon such indebtedness are less than 10% of the principal amount thereof), as the case may be, such that the Landlord’s Net Income shall be the sum of $9,166.67 plus the Rent Increases, monthly; provided, however, that to the extent any such indebtedness is being amortized, then the aggregate sum of all such amortized amounts shall be credited for the benefit of Tenant upon its exercise of the purchase option provided for herein.

The parties hereto have executed this Lease on the date first above written.

LANDLORD:		TENANT:

THE 1993 SAMUEL JOSEPHSON		PHOENIX ASSOCIATES, a Nevada limited
REVOCABLE FAMILY TRUST		partnership
under Declaration of Trust dated
September 3, 1993		By:	Consolidated Management, Inc., a
Nevada corporation, General Partner
By:	T.D.C.R. Associates, Inc., a
Nevada corporation, Trustee
			By:	/s/ Eli Applebaum
Eli Applebaum, President
By:	/s/

Its:	President

GUARANTEE

The undersigned hereby personally unconditionally guarantees the timely performance of each of the obligations of Tenant hereinabove.

/s/ Eli Applebaum
ELI APPLEBAUM

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FIRST AMENDMENT LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”), dated and effective as of January 18, 2002, by and between THE 1993 SAMUEL JOSEPHSON REVOCABLE FAMILY TRUST, under Declaration of Trust dated September 3, 1993 (“Landlord”), and MARKET GAMING, INC., a Nevada corporation (“Tenant”), is made with reference to the following recited facts:

A.              Landlord is the Landlord under, and Tenant is the Tenant under, that certain Lease (the “Lease”), dated as of February 9, 1994, of the building commonly described as 642 South Boulder Highway, Henderson, Nevada, and currently known as “Lucky Strike Casino & Bowl”(the ”Premises”). Capitalized terms used in this Amendment and defined in the Lease, shall have the meaning as set forth in the Lease.

B.                By reason of mutual mistake, Tenant did not pay, and Landlord did not demand collection of, increased Basic Rent that became due and owing for the month of February 1999, through and including December 2001, in the amount of $2,500.00 for each such calendar month, being a total of $87,500.00 (the “Rent Underpayment”).

C.                Landlord and Tenant desire to amend the Lease to provide for the payment of the Rent Underpayment and otherwise as provided in this Amendment, and this Amendment shall be, and be deemed to constitute, an amendment of the Lease.

NOW, THEREFORE, for good, valuable and adequate consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Payment of Rent Underpayment.  The prior failure to pay the Rent Underpayment shall not be, nor be deemed to be, a default under the Lease.  Beginning with the rent payment that is due on April 30, 2002, and on the last calendar day of each of the months May, June, July, August and September 2002, Tenant shall pay to Landlord, along with the Basic Rent that is otherwise then due, the additional sum of $14,583.33 (1/6th of $87,500.00), with the intent and effect that the Rent Underpayment shall be fully paid by September 30, 2002.  Each such additional payment shall be deemed to be in satisfaction of Tenant’s rent obligations under the Lease, and failure to timely pay any such additional payment shall be deemed to be a default in the payment of Basic Rent under the Lease, giving Landlord the same rights and remedies as a non- payment of Basic Rent under the Lease.

2.                                       Notices:  Section 24 of the Lease is amended to read as follows:  All notices, requests, demands, and other communications required or permitted to be given by either party to the other under the Lease shall be in writing and shall be conclusively deemed to have been duly given and received (a) when hand delivered to the addressee, or (b) on the third business day after the same has been deposited in the United States mail, first class or certified mail, return receipt requested, postage prepaid, addressed to the party to whom the notice is to be given at the address shown

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below, or to such other address as either party may designate from time to time to the other in writing, or (c) on the next business day after the same has been deposited with a national overnight delivery service, postage or delivery charge prepaid, addressed to the party to whom the notice, request, demand or communication is to be given at the address shown below, or to such other address as either party may designate from time to time to the other in writing.  Until further notice, notices, demands and other communications to the respective parties shall be addressed as follows:

If to Landlord to:

Mr. Richard Josephson, Trustee

2118 Wilshire Boulevard, Suite 798

Santa Monica, CA 90403

With a copy to:

Lawrence T. Dougherty, Esq.

Turner, Lampel & Dougherty, LLP

2515 Camino Del Rio South, Suite 324

San Diego, CA 92108

If to Tenant to:

Market Gaming, Inc.

5195 Las Vegas Blvd. S.

Las Vegas, Nevada 89119

With a copy to:

Sean T. Higgins, Esq.

5195 Las Vegas Blvd. S.

Las Vegas, Nevada 89119

3.                                       Confirmation of Lease.  The Lease, as amended by this Amendment, is hereby confirmed.  The Lease, as amended by this Amendment, shall be construed as one, integrated document, enforceable as provided in the Lease as amended by this Amendment.

4.                                       Warranty of Authority.  Tenant is a Nevada corporation, and each individual executing this Amendment on behalf of Tenant represents and warrants that such individual is duly authorized to execute and deliver this Amendment on behalf of Tenant, in accordance with a duly adopted corporate resolution or the general provisions of the bylaws of Tenant.

5.                                       General Provisions.  This Amendment contains the entire agreement between Landlord and

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Tenant relating to the terms and transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.  Captions of sections in this Amendment are for convenience of reference only, and are not part of the terms of this Amendment.

6.                                       Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.  The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above set forth.

Landlord:		Tenant:

THE 1993 SAMUEL JOSEPHSON		MARKET GAMING INC.,
REVOCABLE FAMILY TRUST a Nevada corporation
under Declaration of Trust dated
September 3, 1993		By:	/s/ Edward J. Herbst
Edward J. Herbst, President
By:	/s/ Richard Josephson
	Richard Josephson, Trustee	By:	/s/ Troy D. Herbst
Troy D. Herbst, Secretary

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Assessor’s Parcel No.:

When recorded mail to:

Gary A. Kashar
Latham & Watkins
633 West Fifth Street
Suite 4000
Los Angeles, CA 90071

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Market Gaming, Inc., a Nevada corporation
Trustor

National Title Co., a Nevada corporation
Trustee

and

The Bank of New York, a New York banking corporation
Beneficiary

Dated August 24, 2001

Exhibit C

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 2002, by and between Terrible Herbst, Inc. (hereinafter “Lessor”), and E-T-T, Inc. (Hereinafter “Lessee”).

WHEREAS, Lessor leases the Property described below pursuant to that certain Lease dated June 30, 2002 between Lessor and Centennial Acquisitions, LLC (hereinafter “Property Owner”), a copy of which is attached hereto as Exhibit “A” and incorporated  herein by reference.

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real  property necessary for parking, along with improvements thereto, to wit, approximately 4,000 square feet of building space to be used as and for a casino, bar and related uses (Hereinafter the “Property”) situated in the County of Clark, State of Nevada, whose street address is 670 US Highway 95, Searchlight, Nevada 89046 and which is set forth in the floorplan and site plan, both of which are attached hereto as Exhibit “A”.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.                                       TERM:  This Lease shall be a twenty (20) year lease commencing on the first day of operations at the casino by the Lessee.

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2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for the Property the sum of Fifteen Thousand Dollars ($15,000.00) per month on the first of each month for  the duration of said lease.

3.                                       RIGHTS & TITLE:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of his Lease, or extension thereof, shall be and remain property of Lessor and Lessee shall have no title, rights or interest in said buildings and improvements other than such interest granted hereby.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall  have the full, peaceful and quiet possession of the Property, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal  property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the Property.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon the Property that he will notify Lessor in order that a notice of non-responsibility may be posted on the Property and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written

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consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall conform with building codes and zoning regulations now or hereinafter  legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the Property clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE TO FIXTURES:  All fixtures and other property and materials  installed in the building on the Property by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore the Property to the condition in  which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public

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liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about the Property.  Said  policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00).  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the Property caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and  Municipal authorities, appertaining to the business conducted upon the Property, and Lessee shall not permit the Property to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to  be kept and performed by the Lessee, and such default continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of the Property and take such action  or pursue such remedy as may be permitted under the law of the State of Nevada.  However,  if Lessee commences the necessary work to cure said default before the expiration of the

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thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed  to declare this Lease terminated.

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the Property free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the Property; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of  such claim of such lien, conditioned upon the diligent prosecution of such defense, and to  hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall  pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

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15.                                 INDEMNIFICATION:                            Lessee shall indemnify and hold harmless Lessor  and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which  consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any portion  of the Property, providing that the tenancy of such sub-tenant shall be subject to all the  terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the Property beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular,  if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

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20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessor:

Terrible Herbst, Inc.
Jerry Herbst
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119

Lessee:

E-T-T, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Timothy Herbst, Vice President

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in  addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall be judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after

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notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same  for sale publicly, the Lessor may, at its option, in either or any of such events, without notice  to Lessee or any other person or persons, immediately recapture and take possession of the Property and terminate this Lease with or without the process of law, such process being expressly waived by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on the Property and will keep the  parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  Lessee understands and acknowledges that Lessor holds interest in the Property through that certain lease, which is attached hereto as Exhibit  “B” and that Lessee’s option to renew this Agreement is subject to and conditioned upon Lessor renewing Exhibit “B”.  So long as Lessor renews, then the Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term  aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms, subject to the same  terms, covenants and conditions and agreements as contained herein other than this  paragraph.  The monthly rental for each renewal term shall be determined at the time of each renewal.

25.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each  and every one of the provisions herein contained.

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26.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
TERRIBLE HERBST, INC.

/s/ Jerry E. Herbst
JERRY E. HERBST
President

LESSEE:
E-T-T, INC.

/s/ Timothy P. Herbst
TIMOTHY P. HERBST
Vice President

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EXHIBIT A

LEGAL DESCRIPTION

THAT PORTION OF GOVERNMENT LOT 4 SITUATE IN THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 19, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER (SW ¼) OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 19, SAID CORNER ALSO BEING THE CENTERLINE INTERSECTION OF TROPICANA AVENUE (PRESENTLY 100 FEET IN WIDTH) AND CAMERON STREET (PRESENTLY 60 FEET IN WIDTH);

THENCE ALONG THE EAST LINE THEREOF AND THE CENTERLINE OF SAID CAMERON STREET NORTH 00 34’29” WEST, 216.25 FEET; THENCE DEPARTING SAID EAST LINE AND CENTERLINE SOUTH 89 25’31” WEST, 30.00 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 89 53’19” WEST, 241.80 FEET;

THENCE SOUTH 00 34’28” EAST, 166.00 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE;

THENCE ALONG SAID NORTH RIGHT-OF-WAY LINE, NORTH 89 53’20” EAST, 216.59 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 25.00 FEET; THENCE NORTHERLY ALONG SAID CURVE THROUGH A CENTRAL ANGEL OF 90 27’49”, AN ARC DISTANCE OF 39.47 FEET TO A POINT ON THE WEST RIGHT OF WAY LINE OF SAID CAMERON STREET;

THENCE ALONG SAID WEST RIGHT-OF-WAY LINE NORTH 00 34’29” WEST, 141.00 FEET TO THE POINT OF BEGINNING.

LEASE Searchlight Truck Stop.

THIS LEASE (the “Lease” is entered into as of the           day of June, 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), and Terrible Herbst, Inc., a Nevada corporation (“Tenant”).

WITNESSETH:

FOR AND IN CONSIDERATION of the mutual covenants contained in this Lease, Landlord and Tenant hereby agree as follows:

1.                                       Definitions.  The following words and phrases shall have the meanings set forth below:

1.1                                 “Commencement Date” means the later of the date as of which this Lease is entered into and the date Landlord acquires the Premises.

1.2                                 “Expiration Date” means twenty (20) years after the Commencement Date.

1.3                                 “Term” means the period commencing on 12:01 a.m. of the Commencement Date and expiring on midnight of the Expiration Date, together with the period of any extension or renewal of this Lease to which Landlord and Tenant agree in writing.

1.4                                 “Basic Monthly Rent” means $48,333.33 per calendar month, as the same may be increased from time to time pursuant to the provisions of Paragraph 4.2.

1.5                                 “Additional Rent” means all amounts payable as rent by Tenant to the Landlord pursuant to this Lease (other than Basic Monthly Rent), regardless of the manner of computation or timing of the payment.

1.6                                 “Permitted Use” means use of the Premises for an automotive fuel and service station, convenience store, fast food restaurant and casino (provided that Landlord makes no representation or warranty that such uses are permitted under applicable law).

1.7                                 “Premises” means the approximately 7.43 acres of land (the “Land”), together with the Building (the “Building”) and all other improvements located on the Land, situated at City of Searchlight, County of Clark, State of Nevada, more particularly described on the attached Exhibit A.  (The Building and all other improvements located on the Land are hereinafter collectively referred to as the “Improvements.”)  The Building consists of approximately               square feet and includes, without limitation, all heating, air conditioning, mechanical, electrical, elevator and plumbing systems, the roof and all walls, foundations, fixtures and equipment above the suspended ceiling or beneath the level of the foundation which serve the Premises, constituting a part thereof.  The Land includes all easements and rights-of-way appurtenant thereto.  Landlord’s reservation includes the right to install, inspect, maintain, use, repair and replace those areas and items and to enter the Premises in order to do so.

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1.8                                 “Tenant” means each person executing this document as a Tenant under this Lease.  If there is more than one person set forth on the signature line as Tenant, their liability under this Lease shall be joint and several.  If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

2.                                       Agreement of Lease; Improvement.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, in accordance with the provisions set forth in this Lease, and subject to all matters now or hereafter of record or enforceable at law or in equity.  The Tenant acknowledges that the Premises are ready for occupancy as-is.  Landlord shall not be obligated to make any improvements or repairs thereto.  Tenant has had an opportunity to, and to have its architects, engineers and other consultants, inspect the Premises and Tenant has found the Premises fit for Tenant’s use.  Tenant accepts the Premises with all systems (roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility and plumbing) in good working order and repair.

3.                                       Term; Commencement Date; Option to Extend Term.  Tenant’s obligation to pay rent under this Lease shall commence on the Commencement Date and shall be for the Term.  Upon Landlord’s request, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date, which acknowledgment shall be deemed to be a part of this Lease.

Tenant (but not a successor, assignee or subtenant of Tenant) shall have the option to extend the Term for four (4) periods of five (5) additional years (the “Option Term”) by delivering written notice of exercise of such option not later than 180 days prior to the expiration of the original Term; provided, Tenant shall not be in default when the Option is exercised or as of the date the Option Term commences or the right to extend the term shall be null and void.  In the event Tenant timely exercises the option granted by this Paragraph 3 and extends the Term, this Lease shall continue on the same terms and conditions as set forth in this Lease except that the Base Rent for each Lease Year during the Option Term shall escalate annually as provided in Paragraph 4.2 below.

4.                                       Rent; Consumer Escalation; Net Lease.

4.1                                 Basic Monthly Rent.  Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States in equal consecutive monthly installments at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date.  If the Commencement Date occurs on a day other than the first day of a calendar month, on the Commencement Date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per-diem basis and for the first full calendar month occurring after the Commencement Date.

4.2                                 Basic Monthly Rent Escalation.  The Basic Monthly Rent shall be increased on each anniversary of the Commencement Date to the product obtained by multiplying the Basic Monthly Rent then in effect by 1.02.  Landlord shall invoice Tenant retroactively for the increased portion of the Basic Monthly Rent due for the period between each such anniversary and the date of such invoice.  The  delay  or failure  of  Landlord  to  compute or to bill Tenant for the adjustments to be

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made pursuant to this Paragraph 4.2 shall not impair the continuing obligation of Tenant to pay the increased portion of the Basic Monthly Rent resulting from such adjustments.  In no event shall the Basic Monthly Rent be decreased as a result of this Paragraph 4.2.

4.3                                 Net Rent.  It is the intent of Landlord and Tenant that the Basic Monthly Rent and all other rent and sums payable by Tenant to Landlord under this Lease be absolutely net to Landlord and that Tenant shall, except as expressly hereinafter provided, pay (either directly or by payment to Landlord of Tenant’s share of any expenses or costs pursuant to any provision of this Lease) for all insurance, taxes, utilities, repairs, operating expenses, maintenance and all other services and costs relating to the Premises and to Tenant’s use thereof.

4.4                                 Place of Payment.  All payments made by Tenant under this Lease shall be made at Landlord’s place of business designated on the signature page of this Lease, or at such other places as Landlord may designate from time to time by written notice to Tenant.

4.5                                 Late Charges.  Any payment of Basic Monthly Rent or Additional Rent not made when due, shall at Landlord’s sole option, bear late charges thereon calculated at the rate of one and one-half percent (1½%) per month, but in no event greater than the highest rate permitted by applicable law.

4.6                                 Retention of payments by Landlord.  Any payment of Basic Monthly Rent or Additional Rent then accrued shall be fully earned by Landlord when due under terms of this Lease.

4.7                                 Prepaid Rent.  Concurrent with the execution of this Agreement, Tenant shall pay Landlord the sum of $145,000 representing the first three months rent due hereunder.  On the first day of the fourth month of the term of this Lease, Tenant shall commence making monthly rental payments in the amount set forth in Paragraph 1.4 above.

5.                                       Property Taxes.  Tenant shall pay all real property taxes applicable to the Premises during the Term.  All such payments shall be made at least ten (10) days prior to the delinquency date of such payment.  Upon payment thereof, Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid.  Notwithstanding the foregoing provisions of this Paragraph 5, if the holder of any mortgage then affecting Landlord’s interest in the Premises requires that Landlord make monthly or other periodic payments to an escrow or reserve for use in paying real property taxes as they fall due, Tenant shall, upon being so advised by Landlord and at the time of its making the monthly payments of Basic Monthly Rent required under Paragraph 4, remit to Landlord the monthly or other periodic payments required to be paid by Landlord to such holder, and Landlord shall in turn remit such amount to such holder.  As used herein, the term “real property taxes” shall include any form of general or special assessment, license fee, commercial rental or gross receipts tax, levy, penalty, duty, charge or tax (other than inheritance or estates taxes) imposed by an authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, sewer or other improvement district against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, against Landlord’s right to rent or other income therefrom, against the use, occupancy or possession of the Premises by Landlord or Tenant or against Landlord’s business of leasing the Premises or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any  additional tax the  nature of  which was  previously included within the definition

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of real property taxes.  All expenses, including attorney’s fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any taxes or in obtaining a refund of taxes will be considered as part of the taxes for the tax year in which such expenses are incurred.  If the Premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Landlord’s reasonable determination thereof, in good faith, shall be conclusive.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.  When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

6.                                       Use and Operation.

6.1                                 Use; Suitability.  Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by its employees, agents, licensees or invitees (collectively, “Occupants”) which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Premises; (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in its operation of the Building; (c) overload the floors or otherwise damage the structure of the Building; (c) constitute an improper, immoral or objectionable purpose; (e) subject Landlord to any liability to any third party; or (f) lower the first-class character of the Building.  Tenant shall, at its sole cost, (t) operate its business on the Premises; (u) use the Premises in a careful, safe and proper manner; (v) comply with all present and future governmental or quasi-governmental laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Premises and the use thereof; (w) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises; (x) keep the Premises free of objectionable noises and odors; (y) not store, use or dispose of any hazardous, toxic or radioactive materials on the Premises except those necessary to the operation of its business and in full compliance with all applicable present and future governmental or quasi-governmental laws, ordinances, regulations and requirements regarding the same; and (z) not place any signs on the Premises, except as provided in Paragraph 18 of this Lease, unless Landlord consents thereto in advance in writing.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any governmental or quasi-governmental law, ordinance, regulation or requirement or any covenant, condition or restriction existing with respect to the Premises or with respect to any hazardous, toxic or radioactive substance on the Premises shall be conclusive of that fact as between Landlord and Tenant.  (The foregoing sentence shall not create or confer upon Tenant or any other person any rights with respect to Landlord.)  Except as expressly set forth in this Lease, no representation or warranty has been made to or relied upon by Tenant concerning the Premises, including, without limitation, the fitness or suitability of the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement of the Premises.

6.2                                 Covenant of Continuous Operation.  Tenant shall carry on its business diligently and continuously at the Premises throughout the Term and shall keep the Premises open for

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business on all business days in accordance with the schedule of minimum hours specified from time to time by Landlord.

7.                                       Utilities and Services.  Tenant shall pay all costs, expenses, charges and amounts, or whatever kind or character, for all water, gars, heat light, power, air conditioning, telephone, sewer service, protective service, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not billed to Tenant, but rather are billed to and paid by Landlord, Tenant shall pay to Landlord the cost of such services.  If any utility service to the Premises is interrupted for any reason whatsoever, Landlord shall not be liable therefore to Tenant, such interruption shall not be deemed to be an eviction or interference with Tenant’s use and occupancy of the Premises, the rents required to be paid hereunder shall not be abated as a result thereof, and Tenant hereby expressly waives any claims Tenant might otherwise have against Landlord as a result of any such interruption.

8.                                       Maintenance and Repairs; Alterations; Access.

8.1                                 Maintenance and Repairs.  Tenant, at its sole cost and expense, shall maintain the Premises and every part thereof in good order, condition and repair, and in a clean and sanitary condition, including both structural and nonstructural portions, including, without limitation, all plumbing, sewage, heating, air conditioning, ventilating, electrical, and lighting facilities equipment, fixtures, floor, walls and ceilings and their coverings (interior and exterior), foundations, roofs (interior and exterior), columns, beams, floors, windows, window sashes and frames, doors and door frames, locks, glass and plate glass, furnishings, trade fixtures, leasehold improvements, equipments, landscaping, driveways, parking lots, fences, signs and other personal property from time to time situated in, on or upon the Premises.  Tenant expressly and irrevocably waives the benefit or applicability of any statute in effect on or after the date of this Lease which affords Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

8.2                                 Alterations.  Tenant shall not make any change, addition or improvement to the Premises, unless such change, addition or improvement: (a) equals or exceeds the then-current standard for the building and utilizes only new and first-grade materials; (b) is in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses; (c) is made with the prior written consent of Landlord; (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, which approval shall not be unreasonably withheld; (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement; (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured; and (g) immediately becomes the property of Landlord.  Any such change, addition or improvement shall be done only at such time and in such manner as Landlord may reasonably specify.  Tenant shall promptly pay the entire cost of any such change, addition or improvement.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of or be connected in any way with any such change, addition or

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improvement.  Within ten (10) days following the imposition of any such lien Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.  Any increase in property taxes on or insurance cost for the Premises attributable to such change, addition or improvement shall be borne by Tenant and shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord’s invoice(s) therefore.

8.3                                 Access to Premises.  Landlord may enter the Premises at reasonable times for the purpose of inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant.  Landlord shall have free access to the Premises in the event of an emergency.  Landlord may also show the Premises to prospective purchasers, tenants or mortgages at reasonable times.  Tenant hereby waives any claim for damages or for injury to inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance).  During the six (6) months prior to the expiration of the Term or other termination of this Lease, Landlord may place upon the Premises “To Let,” “For Sale” or other similar signs.

9.                                       Assignment.

9.1                                 Prohibition.  Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, permit the use of the Premises by any persons other than Tenant or its Occupants, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion for any reason or for no reason.  Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease.  If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, encumbrance or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph 9.1 unless such transfer is to the immediate family of such majority equity holder.  Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding upon any person holding by, under or through Tenant.  At Landlord’s option, any assignment or sublease without Landlord’s prior written consent shall be void.  Notwithstanding the foregoing, Landlord expressly consents to subleases to McDonalds and EFT [hand written notation changing EFT to ETT, initialed by Phyllis Schwartz], Inc.  Tenant hereby pledges its interest in said leases to Landlord to secure Tenant’s obligations to Landlord hereunder.

9.2                                 Termination.  If Tenant requests Landlord’s consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises (other than the approved subleases referred to in Paragraph 9.1 above), Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of its business and finances as Landlord may be reasonably require, and the proposed effective date (the “Effective Date”) of the proposed assignment or subleasing, which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant’s submission of such information.  Upon receipt of such request and all such information from Tenant, Landlord shall have the right, exercisable by notice within fifteen (15) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to

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sublease  a portion of the Premises only, to terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request.  Such right to terminate shall be for any reason whatsoever in the sole discretion of Landlord, including but not limited to the right to retain all profits of such assignment or sublease.  If Landlord shall exercise such termination right, Tenant shall surrender possession of the entire Premises or the portion which is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17.  If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be abated proportionately commencing as of the Effective Date, based upon the percentage of the Premises as to which this Lease has been terminated.

9.3                                 Landlord’s Rights.  If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease.  No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and it assignee or subtenant, as the case may be, shall b jointly and severally primarily liable for such payment and performance.  Tenant shall reimburse Landlord for its attorneys’ and other  fees and costs incurred in connection with both determining whether to give its consent and giving its consent.  O assignment or subleasing under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease; (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant’s obligations under the Lease; (c) the assignee or subtenant, as the case may be, does not have the right to a further assignment of such agreement, or to allow the Premises to be used by others, without the prior written consent of Landlord in each instance; (d) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant’s obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made; (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums reserved in this Lease; and (f) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations under this Lease or the acceptance of that party as a direct tenant.

10.                                 Indemnity; Waiver and Release.

10.1                           Indemnity.  Tenant shall indemnify, defend and hold harmless Landlord from, against and with respect to all demands, claims, causes of action, judgments, losses, damages (including consequential damages), liabilities, obligations, fines, penalties, costs and expenses, including but not limited to attorneys’ fees, arising from the occupancy or use by Tenant or its invitees on the Premises, the conduct of Tenant’s business on the Premises, and act or omission done, permitted

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or suffered by Tenant or any of its invitees, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or its invitees, any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord, or any change or liability brought by any local, state or federal governmental agency regarding Tenant’s retail fuel operations, including, without limitation, claims brought by the Environmental Protection Agency due to a violation of any law.  If any action or proceeding is brought against Landlord, its employees or its agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord.

10.2                           Waiver and Release.  Tenant waives and releases all claims against Landlord, its employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.  In addition, Landlord, its employees and agents shall not be liable for any loss, injury, death or damage (including any consequential damage) to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord’s control.  Tenant acknowledges that it constructed all improvements comprising the Premises and that it is now leasing the property pursuant to a sale/leaseback transaction with Landlord.  Consequently, Tenant waives all claims against Landlord relating to the current or future condition of the improvements or the Premises and acknowledges that any it is responsible for any deficiency of the improvements or the Premises.  Tenant shall timely pursue all meritorious claims against contractors, subcontractors, materialmen and/or architects contributing to any substandard condition relating to the improvements or the Premises and shall advise Landlord of any such claim.

11.                                 Insurance.  Tenant shall, at Tenant’s dole cost, procure and continue in force the following insurance coverage: (a) bodily injury and property damage liability insurance with a combined single limit for bodily injury and property damage of not less tan $2,000,000 per occurrence; (b) fire and extended coverage insurance, including vandalism, malicious mischief, special extended peril (all-risk), boiler, and sprinkler leakage coverage, in an amount equal to the full replacement value (without deduction for depreciation) of the Premises and of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in, on or upon the Premises; and (c) worker’s compensation insurance satisfying Tenant’s obligations under the worker’s compensation laws of the State of Nevada.  Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as its interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XI in the most recent issue of Best’s Key Rating Guide, Property-Casualty.  All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by it, its agents and its employees as a result of the acts or omissions of Tenant.  Tenant shall furnish Landlord certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess

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of any coverage Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders therefore.  Landlord and Tenant hereby mutually waive their respective rights of subrogation against each other for any loss insured by insurance policies existing for the benefit of the respective parties.  Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises.  Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Paragraph and to obtain such waiver of subrogation rights endorsements.  Any mortgage lender interested in any part of the Premises may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease, by use of a mortgagee’s endorsement to the policy concerned.

12.                                 Damage or Destruction.

12.1                           General Provisions.  If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Tenant or Landlord, they shall, upon receipt of any insurance proceeds, use such proceeds to effect repair of the Premises to substantially the condition in which the Premises were immediately prior to such destruction.  Landlord’s obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Tenant.  If (a) by reason of such occurrence the Premises are rendered wholly untenantable; (b) the Premises are damaged as a result of a risk not covered by insurance; (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term; (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of ten percent (10%) or more of the then-replacement value of either or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs; or (e) insurance proceeds adequate to repair the Premises are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire as of the date such notice is given, and Tenant shall vacate and surrender the Premises to Landlord.  There shall be no abatement of any payment due from Tenant to Landlord under this Lease.  Tenant expressly waives any claim Tenant might  have against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, and Tenant shall have no right to terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.

12.2                           Damage to Tenant’s Trade Fixtures and other Personal Property.  The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same, and shall not be subject to any claim by Landlord for repair or replacement of any part of the Premises.  Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.  Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be require to restore or replace such furnishings, trade fixtures, leasehold

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improvements, equipment, merchandise and other personal property in the event of damage or destruction in at least a condition equal to that existing prior to such event.

13.                                 Condemnation.  As used in this Paragraph 13, “Condemnation Proceedings” means any actions or proceedings in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the poser of eminent domain or by purchase or otherwise in lieu of such exercise.  If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of such taking.  The phrase “as of the date of the taking” means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.  Landlord may terminate this Lease if more than twenty-five percent (25%) of the Premises is taken or any portion of the Premises is taken that, in Landlord’s judgment, substantially interferes with Landlord’s ability to operate or use the Premises for the purposes for which it was intended.  Any such termination must be accomplished through written notice to Tenant given no later than sixty (60) days after, and shall be effective as of, the date of such taking.  In all other cases, or if Landlord does not exercise its right to terminate, this Lease shall remain in effect.  If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area of buildings taken bears to the total floor area of the Premises immediately prior to the taking.  Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sloe and exclusive property of Landlord.  Tenant shall be entitled to any award for the loss of or damage to Tenant’s trade fixtures or loss of business, provided that a separate award is actually made therefore to Tenant and that the same will not reduce Landlord’s award. Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

14.                                 Landlord’s Financing.  This lease shall be subordinate to any existing or future first mortgage, first deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments.  No documentation other than this Lease shall be required to evidence such subordination.  If any holder of a mortgage or deed of trust shall elect to have this Lease superior to the lien of its mortgage or deed of trust and shall give written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust.  Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority within ten (10) days after request therefore.  Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by the Premises or any portion thereof.  Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

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15.                                 Default.

15.1                           Default by Tenant.  The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

15.1.1                  Tenant fails to pay timely any installment of Basic Monthly Rent or any other payment due under this Lease.

15.1.2                  Tenant fails to observe or perform timely any other term, covenant or condition to be observed or performed by Tenant under this Lease.

15.1.3                  Tenant fails to provide fuel services for a period of five (5) consecutive days, unless Tenant is prevented from doing so by Force Majeure.  For purposes of this provision, Force Majeure shall mean any act or event that occurs as a consequence of fire, theft, water, wind, flood, hurricane, and that could not have been avoided by reasonable diligence, prevention or control.

15.1.4                  Tenant becomes insolvent or ceases to transact business as a going concern.

15.1.5                  Tenant sells or otherwise transfers its business and the purchaser does not expressly assume all of Tenant’s obligations hereunder.

15.1.6                  Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution.

15.1.7                                                                  Tenant vacates or abandons the Premises.

15.1.8                  Any guarantor, surety or endorser of this Lease for Tenant attempts to rescind or to terminate its guaranty, or defaults in or breaches any obligation or liability to Landlord.

15.2                           Remedies.  In the event Tenant fails to timely and fully carry out any of the provisions or obligations under this Lease or is in default under any of the provisions of Paragraph 15.1 above, Landlord shall have the right to, at any time and at Landlord’s option, without waiving or limiting any other right or remedy available to it, (a) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord in connection therewith with interest thereon from the date of such expenditure until paid in full at the greater of the prime rate then charged by Bank of America (or any other bank or savings and loan association designated by Landlord), plus four percent (4%), or eighteen percent (18%) per annum (the “Interest Rate”); (b) terminate Tenant’s rights under this Lease by written notice; (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease); or (d) pursue any other remedy allowed by law.  Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in

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connection with such reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’ fees and costs.  Notwithstanding any termination or reentry, the liability of Tenant for the rents and other sums reserved in this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Premises at a lesser rent than applies under this Lease.

15.3                           Past Due Amounts; Tenant’s Obligations Independent.  If Tenant fails to pay when due any amounts required to be paid by Tenant under this Lease, such unpaid amounts shall bear interest at the Interest Rate from the due date of such amounts to the date of payment in full, with interest.  In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amounts as a late charge.  The actual cost in each instance is extremely difficult, if not impossible, to determine.  The  payment (and acceptance) of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease.  All amounts due under this Lease are and shall be deemed to be rent or additional, rent, and shall be paid by without abatement, deduction, offset, prior notice or demand (unless expressly provided by the terms of this Lease).  The obligations of Tenant to pay Basic Monthly Rent and all other amounts due and to perform all of its obligations under this Lease are severable from and independent of any obligations of Landlord under this Lease.

15.4                           Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation.  If the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty (30) day period and after such commencement diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate this Lease or to withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

16.                                 Expiration or Termination.

16.1                           Surrender of Premises.  Upon the expiration of the Term or other termination of this Lease, Tenant shall, at its own cost, (a) promptly and peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, ordinary wear and tear excepted; (b) repair any damage to the Premises caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant; (c) repair, patch and pain in a good and workmanlike manner satisfactory to Landlord all holes and other marks in the floors, walls and ceilings of the Premises to Landlord’s reasonable satisfaction; and (d) deliver all keys to the Premises to Landlord.  Before surrendering the Premises, Tenant shall, at its sole cost, remove its movable personal property only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises and become the property of Landlord without payment therefore; however, Tenant shall not remove any personal property, trade fixtures or other property fro the Premises without Landlord’s prior written consent if such personal property, trade fixtures or other property is used in the operation of the Premises, the removal of such personal property, trade fixtures or other property will impair the structure of the Building, or Tenant is in default under this Lease.  If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property.  Landlord may require Tenant to remove any personal property, trade fixtures, other property,

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alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease.  All personal property, trade fixtures and other property of Tenant not removed from the Premises upon the abandonment of the Premises or upon the expiration of the Term or other termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without any obligation to account therefore.  Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from any such disposition.  No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means whatsoever without Landlord’s written acknowledgement of such acceptance as a surrender.  Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

16.2                           Holding Over.  Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease.  If Tenant remains in possession of the Premises or any part of the Premises after the expiration of the Term or other termination of this Lease with the express written consent of landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental, plus all other charges payable under this Lease, and upon all of the terms of this Lease applicable to a month to month tenancy.  The provisions of this Paragraph 16 shall survive the expiration of the Term or other termination of this Lease.

17.                                 Estoppel Certificate.  Tenant shall, within five (5) days after Landlord’s request therefor, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; and (h) such other information as Landlord may request.  Landlord’s mortgage lenders and purchasers shall be entitled to rely upon any estoppel certificate executed by Tenant.  If Tenant fails to execute such estoppel certificate within such five (5) day period, Landlord may execute the same on behalf of Tenant as Tenant’s duly authorized attorney-in-fact.  For such purpose, Tenant hereby makes, constitutes and appoints Landlord as Tenant’s true and lawful attorney to act for Tenant and in Tenant’s name, place and stead and for Tenant’s use and benefit.  Such power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

18.                                 Signage.  Tenant may purchase and erect such signage on the Building and on the lot as may be necessary to advertise its business, in conformity with all applicable governmental and quasi-governmental laws, ordinances, regulations and requirements, and after obtaining any required permits, licenses, variances and approvals.  All signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Premises.  At its sole

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expense, Tenant shall maintain all permitted signs and shall, upon the expiration of the Term or other termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

19.                                 Additional Authorizations and Consents.  Tenant and Landlord shall execute and file or join in the execution and filing of any applications or other documents which may be necessary in order to obtain the authorization, approval or consent of any governmental body, local, state or federal or any other third party, which may be required, or which Tenant may reasonably request, in connection with the consummation of the transactions contemplated hereby.  Each party shall use its best efforts to obtain all such authorizations, approvals and consents.

20.                                 Purchase Option.  At any time during the term of this lease following the end of the 5th Lease Year and continuing for a period of two months following the end of the term of this Lease (as the same may be extended from time to time), Tenant shall have an option to purchase the Premises for a sum equal to $6,090,000, increased by one percent (1%) per year compounded from the end of the 5th Lease Year until the date of exercise of the option.

21.                                 General Provisions.

21.1                           No Partnership.  Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

21.2                           Force Majeure.  If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

21.3                           Notices.  Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid, shall be addressed as set forth below or as otherwise designated in writing by Landlord or Tenant to the other, and shall be effective upon delivery to the then effective notice address for the party concerned.

Landlord:

Centennial Acquisitions, LLC

c/o Phyllis Schwartz

2877 Paradise Road, TH3402

Las Vegas, NV  89109

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with a copy to:

John R. Erickson, Esq.

Woods Erickson Whitaker & Miles, LLP

1349 Galleria Drive, Suite 300

Henderson, NV  89014

Tenant:

Terrible Herbst, Inc.

Attn: Sean Higgins

5195 South Las Vegas Blvd.

Las Vegas, NV  89119

21.4                           Severablilty.  If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

21.5                           Notification of Changes.  Tenant shall promptly notify Landlord in writing of the existence or happening of any fact, event or occurrence that may tend to alter, in any material respect, the accuracy or completeness of any representation or warranty contained in this Lease, or affect the ability of Tenant to perform its obligations hereunder.

21.6                           Brokerage Commissions.  Except as agreed upon in writing by Landlord, Tenant represents and warrants that there are no claims for brokerage commission or finder’s fees in connection herewith and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising from any such brokerage commissions or finder’s fees.

21.7                           Use of Pronouns.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, corporation or a group of two or more individuals, partnerships, associations or corporations.  The necessity grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more that one Landlord or Tenant and to corporations, associations, partnerships, individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

21.8                           Successors.  Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, successors, assigns and legal representatives.  In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be relieved entirely of all its obligations under this Lease and such obligations shall, as of the time of such sale or assignment or on the Commencement Date, whichever is later, automatically pass to the Landlord’s successor in interest.

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21.9                           Recourse by Tenant.  Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other assets of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

21.10                     Quiet Enjoyment.  Upon Tenant paying the rents reserved under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, subject to all of the provisions of this Lease.

21.11                     Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent upon a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition.  Any party may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party hereto.  No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

21.12                     Rights and Remedies.  The rights and remedies of the parties hereto shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions.  The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease.  The parties’ respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

21.13                     Authorization.  Each individual executing this Lease does thereby represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

21.14                     Litigation Expenses.  If any action, suit or proceeding is brought by a party hereto to recover any rent or other amount due under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the prevailing party in such action or proceeding shall be entitled to recover from the other all of its reasonable costs and expenses incurred therein (including those incurred in connection with any appeal), including attorney’s fees, the amounts of which shall be fixed by the court and made a part of any judgment rendered.  Tenant shall be responsible for all expenses incurred by Landlord, including, without limitation, attorneys’ fees, that Landlord incurs in any case or proceeding involving Tenant under or related to  any bankruptcy or insolvency law.

21.15                     Miscellaneous.  The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.  Exhibits referred to in this Lease and any

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addendums, riders and schedules attached to this Lease shall be deemed to be incorporated I this Lease as though a part of this Lease.  Tenant shall not record this Lease or a memorandum or notice of this Lease without the prior written consent of Landlord.  This Lease and the exhibits, riders and addenda, if any, attached hereto, constitute the entire agreement between the parties.  Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.  No amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed.  Unless otherwise expressly set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease.  Each provision to be performed by Tenant shall be constructed to be both a covenant and a condition.  This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.  Venue on any action arising out of this Lease shall be proper only in the Eighth Judicial District Court in and for Clark County, State of Nevada.  Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises.  Time is of the essence of this Lease and each and every provision hereof.  The submission of this Lease to Tenant is not an offer to lese the Premises or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

“Landlord”	CENTENNIAL ACQUISITIONS, LLC, a Nevada limited liability company,

	By:	/s/ Phyllis Schwartz
Phyllis Schwartz, Manager

“Tenant”	TERRIBLE HERBST, INC., a Nevada corporation,

	By:	/s/ Jerry Herbst
Jerry Herbst, President

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GUARANTY

FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which are hereby acknowledged, and for the purpose of inducing Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), to enter into the foregoing Lease with Terrible Herbst, Inc., a Nevada corporation (“Tenant”), the undersigned unconditionally guarantee to Landlord the full, prompt, and complete payment and performance by Tenant of all of the terms, obligations,  covenants, and conditions of said Lease to be paid, kept, or performed by Tenant, including the payment of all rent and other charges thereunder.  The undersigned shall pay all of Landlord’s expenses, including attorneys’ fees, incurred in enforcing the obligations of Tenant under said Lease or in enforcing this Guaranty.

The undersigned hereby waive all requirements of notice of acceptance of this Guaranty and all requirements of notice of default or non-performance by Tenant.  The obligations of the undersigned under this Guaranty shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, modified or amended said Lease, released, returned, or misapplied other collateral given as additional security (including other guaranties), or released Tenant from the performance of its obligations under said Lease.  In the event any right of action accrues to Landlord under said Lease, Landlord may, at its option, proceed directly against the undersigned without first having commenced any action, first having pursued any remedy, or first having obtained any judgment, against Tenant.

If this Guaranty is signed by more than one person, their obligations shall be joint and several, and the release of one guarantor shall not release any other guarantor.  This Guaranty shall be binding upon the undersigned and their respective heirs, personal representatives, successors, and assigns.

EXECUTED by the undersigned guarantor(s) on or as of the                           day of                          , 2002.

/s/ Jerry Herbst
Jerry Herbst

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EXHIBIT A

to

BUILDING LEASE

DESCRIPTION OF PREMISES

The Premises referred to in the foregoing instrument are more particularly described as follows:

A parcel of land situated in the southeast Quarter (SE 1/4) of Section 34 and the Southwest Quarter (SW 1/4) of Section 35, Township 28 South, Range 63 East, M.D.M., Search light of the Piute Lode Claim, U.S.M.S. 2366 lying Easterly of U.S. Highway No. 95, and begin more specifically described as follows:

COMMENCING at the Southwest corner (SW –Cor.) of said Section 25 as shown by a map recorded December 12, 1975 as File 30, Page 61, Record of Survey Maps, Clark County, Nevada:

THENCE North 0°23’28” West along the Westerly line of said Section 35, a distance of 131616 feet to the Northeasterly line of the aforesaid Piute Load Claim, said point being the TRUE POINT OF BEGINNING;

THENCE South 64°21’32” East along said Northeasterly line, 801.18 feet;

THENCE South 25°26’26” West, 467.58 feet;

THENCE North 64°28’26” West, 499.42 feet to the Easterly line of U.S. Highway No. 95, (150.00 feet wide) being concaved to the East, and having a radius of 2925.00 feet;

THENCE from radial line which bears south 71°18’52” West, along said Easterly line (curving right), through a central angle of 10°20’20”, an arc length of 527.81 feet;

THENCE North 08°f20’48” West, 72.20 feet to the aforementioned Northeasterly line of the Piute Lode Claim;

THENCE departing Easterly line of U.S. Highway No. 95, south 64°21’32” East, 69.80 feet to the TRUE POINT OF BEGINNING.

INCLUDING that portion of the Piute Lode Claim which extends into the Right of Way of U.S. Highway No. 95, (150.00 feet wide), being more specifically described as follows:

COMMENCING at the Point of Intersection of the Easterly line of U.S. Highway No. 95 with the Northeasterly line of the Piute Load Claim, U.S. M.S. No. 2366;

THENCE along said Easterly line of U.S. Highway No. 95 as follows: South 08°20’48” East, 72.20 feet to a curve, concave to the East having a radius of 2925.00 feet;

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THENCE Southerly (curving right) along said curve, through a central angle of 4°03’40”, an arc length of 207.32 feet to the TRUE POINT OF BEGINNING;

THENCE South 77°35’32” West, along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2958.00 feet;

THENCE Southerly (curving left) along said curve, through a central angle of 01°54’30” an arc length of 98.85 feet.

THENCE North 75°41’02” East along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2925.00 feet;

THENCE Northerly (curving right) along said curve, through a central angle of 1°54’30”, an arch length of 97.42 feet to the TRUE POINT OF BEGINNING.

RESERVING to the grantor herein the right to all oil, petroleum, gas, asphaltum and other minerals, gaseous, liquid and solid, in and under the property without any right of surface entry for exploration, development or extraction.

EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by deed recorded June 24, 1988 in Book 88064 as Document No. 00262, Official Records, Clark County, Nevada.

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AMENDMENT TO LEASE
Searchlight Truck Stop.

THIS AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 30th day of July 2002, between Centennial Acquisitions, LLC, a Nevada limited liability company (“Landlord”), and Terrible Herbst, Inc., a Nevada corporation (“Tenant”).

RECITALS:

A.                                   On June 30, Landlord and Tenant entered into a certain Lease (the “Lease”) of the Property described in Exhibit “A” hereto (the “Property”).

B.                                     In consideration of Tenant’s agreeing to provide interim financing for Landlord’s acquisition of the Property, Landlord agrees to modify the Lease as set forth herein.

WITNESSETH:

FOR GOOD AND VALUABLE CONSIDERATION, Landlord and Tenant hereby agree as follows:

Amendments to Lease.  The Lease is hereby amended as follows:

(a)                                  The first paragraph of Section 3 of the Lease is hereby amended to read as follows: “Tenant’s obligation to pay rent under this Lease shall commence September 1, 2002.  Land and Tenant acknowledge that the Commencement Date of the Lease shall be September 1, 2002 except that Tenant shall be entitled to occupy the Premises rent-free from August 1, 2002 until the Commencement Date and Tenant’s obligation to pay obligations described in Section 4.3 shall commence as of August 1, 2002.”

(b)                                 The prepaid rent provided for in Section 4.7 of the Lease shall be paid on the later of September 1, 2002 or the date Landlord pays off the promissory note due to Tenant by Landlord secured by a first position trust deed on the Property.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to Lease as of the date first set forth above.

“Landlord”

CENTENNIAL ACQUISITIONS, LLC, a Nevada limited liability company

By:	/s/ Phyllis R. Schwartz
Phyllis R. Schwartz, Manager

“Tenant”

TERRIBLE HERBST, INC., a Nevada corporation

By:	/s/ Jerry Herbst
Jerry Herbst, President

The undersigned Jerry Herbst hereby consents to the foregoing amendment and acknowledges that his guaranty of the Lease is not affected by this Amendment to the Lease.

THENCE Southerly (curving right) along said curve, through a central angle of 4°03’40”, an arc length of 207.32 feet to the TRUE POINT OF BEGINNING;

THENCE South 77°35’32” West, along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2958.00 feet;

THENCE Southerly (curving left) along said curve, through a central angle of 01°54’30” an arc length of 98.85 feet.

TEHNCE North 75°41’02” East along a radial line 43.00 feet to a curve, concave to the East, having a radius of 2925.00 feet;

THENCE Northerly (curving right) along said curve, through a central angle of 1°54’30”, an arch length of 97.42 feet to the TRUE POINT OF BEGINNING.

RESERVING to the grantor herein the right to all oil, petroleum, gas, asphaltum and other minerals, gaseous, liquid and solid, in and under the property without any right of surface entry for exploration, development or extraction.

EXCEPTING THEREFROM that portion of said land as conveyed to the State of Nevada by deed recorded June 24, 1988 in Book 88064 as Document No. 00262, Official Records, Clark County, Nevada.

July 1, 2001

The Herbst Fmily Limited Partnership

1595 Las Vegas Blvd. So.

Las Vegas, Nevada 89119

Dear Mr, Herbst,

Please let this letter serve as notification of our intention to extend the lease between ETT Inc. and The Herbst Family Limited Partnership for an additional five year term pursuant to the lease dated July 1, 1996.

Per the terms of this extension the lease payment on the property will increase by $2,500 to $12,500.00 per month.

Sincerely,

/s/ Edward J. Herbst
Edward J. Herbst
President
ETT Inc.

Accepted by:

Jerry Herbst, General Partner

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1996, by and between The Herbst Family Limited Partnership, hereinafter referred to as “Lessor”, and E-T-T, INC., hereinafter referred to as “Lessee”.

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor those certain premises in the County of Nye, State of Nevada, more particularly described in Exhibit A, attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terns and conditions, namely:

1.                                       TERM:  The term of this Lease shall be for a period of five (5) years, commencing on July 1, 1996.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for said demised premises the sum of Ten Thousand Dollars ($10,000.00) per month on the first of each month for the duration of said lease.

3.                                       SECURITY:                                  Lessee agrees that buildings and improvements located or erected on premises at any time during the term of this Lease, or extension thereof, shall be and remain charged with the lien in favor of Lessor as security for the enforcement of all agreements of this lease by Lessee to be kept and performed.  Such lien shall be prior to all other contracts, liens and other encumbrances whatsoever effecting the demised premises provided however that Lessor agrees that it will subordinate such lien for the actual cost of financing the erection of any improvements required by the Lessee for the operation of a casino, in order to finance same.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the demised premises, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the demised premises.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon said premises by him that he will notify Lessor in order that a notice of non-responsibility may be posted on said premises and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and

21

alterations shall conform with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the casino and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the premises clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE OF FIXTURES:  All buildings, fixtures and other property and materials installed in the demised premises by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore said premises to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE  INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmens compensation, public liability, and product liability insurance with a recognized insurance company authorized

22

to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about said premises.  The amount of said policy must be approved by Lessor in its sole discretion, within normal and customary limits for an operation of this type.  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the demised premises caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of State, Federal, County and Municipal authorities, appertaining to the business conducted upon the demised premises, and Lessee shall not permit the demised premises to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of said premises and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

23

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the demised premises free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the demised premises; provided, however, that the Lessee shall have the right to contest the claim of such lien, which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:                            Lessee shall indemnify and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims,

24

damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any department and concession, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the premises beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

25

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessee:

E-T-T, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst

Lessor:

Jerry Herbst
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:      If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall by judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, marshall, constable, or other duly

26

constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the demised premises and terminate this Lease with or without the process of law, such process being expressly waiver by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on said premises and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  The Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided it has faithfully complied with the terms hereof, shall have the option of renewing this Lease for five additional consecutive five (5) year terms subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined by increasing the monthly rental payment for the preceding term by the greater of $2,500.00 or the amount by which one percent (1%) of the appraised value of the property exceeds the current monthly rental amount.  For purposes of determining the appraised value of the property at each renewal date the parties shall have an ALTA-certified appraiser appraise the property no more than ninety (90) days prior to the end of the preceding term.  If the parties are unable to agree on an appraiser, then each party may hire its own ALTA-certified appraiser and the average of the two appraisals shall be used to determine the appraised value for purposes of determining the monthly rental amount.

27

25.                                 RIGHT OF FIRST REFUSAL:  In the event of a contemplated sale of the premises during the demised term, the Lessor agrees to give Lessee a notice in writing at least ten (10) days before the contemplated sale of substance of terms on which it is proposed to be made, which notice shall be registered mail directed to Lessee at his principal place of business for notices; and thereupon within ten (10) days from the date of mailing of notice the Lessee shall have the right exercise its option to purchase upon the proposed terms and conditions.  If the Lessee fails to exercise said option within the foregoing time, said option shall be and stand cancelled.

26.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

27.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

THE HERBST FAMILY LIMITED PARTNERSHIP Lessor

/s/ Jerry Herbst	/s/ Maryanna Herbst
Jerry Herbst, General Partner	Maryanna Herbst, General Partner

E-T-T, Inc.
Lessee

/s/ Edward J. Herbst
Edward J. Herbst, President

28

July 1, 2001

The Herbst Family Limited Partnership

1595 Las Vegas Blvd. So.

Las Vegas, Nevada 89119

Dear Mr, Herbst,

Please let this letter serve as notification of our intention to extend the lease between ETT Inc. and The Herbst Family Limited Partnership for an additional five year term pursuant to the lease dated July 1, 1996.

Per the terms of this extension the lease payment will increase by $2,500 to $12,500.00 per month.

Sincerely,

/s/ Edward J. Herbst
Edward J. Herbst
President
ETT Inc.

Accepted by:

Jerry Herbst, General Partner

1

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1996, by and between The Herbst Family Limited Partnership, hereinafter referred to as “Lessor”, and E-T-T, INC., hereinafter referred to as “Lessee”.

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor those certain premises in the County of Nye, State of Nevada, more particularly described in Exhibit A, attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terns and conditions, namely:

1.                                       TERM:  The term of this Lease shall be for a period of five (5) years, commencing on July 1, 1996.

2.                                       RENTAL:  The Lessee agrees to pay to the Lessor as rental for said demised premises the sum of Ten Thousand Dollars ($10,000.00) per month on the first of each month for the duration of said lease.

3.                                       SECURITY:                                  Lessee agrees that buildings and improvements located or erected on premises at any time during the term of this Lease, or extension thereof, shall

1

be and remain charged with the lien in favor of Lessor as security for the enforcement of all agreements of this lease by Lessee to be kept and performed.  Such lien shall be prior to all other contracts, liens and other encumbrances whatsoever effecting the demised premises provided however that Lessor agrees that it will subordinate such lien for the actual cost of financing the erection of any improvements required by the Lessee for the operation of a casino, in order to finance same.

4.                                       QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the demised premises, and, further that Lessor has full right and power to make and enter into this lease.

5.                                       TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the demised premises.

6.                                       ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon said premises by him that he will notify Lessor in order that a notice of non-responsibility may be posted on said premises and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.                                       REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and

2

alterations shall conform with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.                                       REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the casino and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures.  The Lessee agrees to keep the premises clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.                                       TITLE OF FIXTURES:  All buildings, fixtures and other property and materials installed in the demised premises by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee.  The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore said premises to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.                                 LIABILITY AND FIRE  INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmens compensation, public liability, and product liability insurance with a recognized insurance company authorized

3

to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about said premises.  The amount of said policy must be approved by Lessor in its sole discretion, within normal and customary limits for an operation of this type.  Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the demised premises caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.                                 COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of State, Federal, County and Municipal authorities, appertaining to the business conducted upon the demised premises, and Lessee shall not permit the demised premises to be used for any unlawful purposes.

12.                                 DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of said premises and take such action or pursue such remedy as may be permitted under the law of the State of Nevada.  However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

4

13.                                 LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the demised premises free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the demised premises; provided, however, that the Lessee shall have the right to contest the claim of such lien, which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.                                 ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation.  In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.                                 INDEMNIFICATION:                            Lessee shall indemnify and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims,

5

damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same.  This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.                                 ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld.  Lessee shall have the right to sublet any department and concession, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.                                 WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.                                 HOLDING OVER:  If the Lessee shall hold over the premises beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.                                 PHRASE INTERPRETATION:  The term “Lessor” shall include the singular, if necessary.  The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

6

20.                                 PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessee:

E-T-T, Inc.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst

Lessor:

Jerry Herbst
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119

21.                                 NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.                                 TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:      If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of America as such act is now in force or as same may be amended, and shall by judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, marshall, constable, or other duly

7

constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the demised premises and terminate this Lease with or without the process of law, such process being expressly waiver by Lessee.

23.                                 CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on said premises and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.                                 OPTION TO RENEW:  The Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided it has faithfully complied with the terms hereof, shall have the option of renewing this Lease for five additional consecutive five (5) year terms subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph.  The monthly rental for each renewal term shall be determined by increasing the monthly rental payment for the preceding term by the greater of $2,500.00 or the amount by which one percent (1%) of the appraised value of the property exceeds the current monthly rental amount.  For purposes of determining the appraised value of the property at each renewal date the parties shall have an ALTA-certified appraiser appraise the property no more than ninety (90) days prior to the end of the preceding term.  If the parties are unable to agree on an appraiser, then each party may hire its own ALTA-certified appraiser and the average of the two appraisals shall be used to determine the appraised value for purposes of determining the monthly rental amount.

8

25.                                 RIGHT OF FIRST REFUSAL:  In the event of a contemplated sale of the premises during the demised term, the Lessor agrees to give Lessee a notice in writing at least ten (10) days before the contemplated sale of substance of terms on which it is proposed to be made, which notice shall be registered mail directed to Lessee at his principal place of business for notices; and thereupon within ten (10) days from the date of mailing of notice the Lessee shall have the right exercise its option to purchase upon the proposed terms and conditions.  If the Lessee fails to exercise said option within the foregoing time, said option shall be and stand cancelled.

26.                                 TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

27.                                 BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

THE HERBST FAMILY LIMITED PARTNERSHIP Lessor

/s/ Jerry Herbst	/s/ Maryanna Herbst
Jerry Herbst, General Partner	Maryanna Herbst, General Partner

E-T-T, Inc.
Lessee

/s/ Edward J. Herbst
Edward J. Herbst, President

9

SCHEDULE 2.01

INITIAL COMMITMENTS
AND PRO RATA SHARES

Lender	Revolving Commitment	Revolving Percentage
Bank of America, N.A.	$21,000,000	23.333333333%
U.S. Bank National Association	$18,000,000	20.000000000%
Wells Fargo Bank, N.A.	$18,000,000	20.000000000%
The CIT Group/Equipment Financing, Inc.	$12,000,000	13.333333333%
Comerica West Incorporation	$9,000,000	10.000000000%
Lehman Commercial Paper Inc.	$6,000,000	6.666666666%
Nevada State Bank	$6,000,000	6.666666666%
Total	$90,000,000	100.000000000%

Lender	Commitment	Term Percentage
Bank of America, N.A.	$14,000,000	23.333333333%
U.S. Bank National Association	$12,000,000	20.000000000%
Wells Fargo Bank, N.A.	$12,000,000	20.000000000%
The CIT Group/Equipment Financing, Inc.	$8,000,000	13.333333333%
Comerica West Incorporated	$6,000,000	10.000000000%
Lehman Commercial Paper Inc.	$4,000,000	6.666666666%
Nevada State Bank	$4,000,000	6.666666666%
Total	$60,000,000	99.999999998%

11

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

NONE

1

SCHEDULE 5.06

LITIGATION

NONE

1

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

NONE

1

SCHEDULE 5.13

SUBSIDIARIES AND
OTHER EQUITY INVESTMENTS

Wholly owned subsidiaries of Herbst Gaming, Inc.

1.               Market Gaming, Inc., a Nevada corporation

2.               Flamingo Paradise Gaming, LLC, a Nevada limited liability company

3.               E-T-T Enterprises L.L.C., a Nevada limited liability company

4.               E-T-T, Inc., a Nevada corporation

Wholly owned subsidiaries of E-T-T, Inc.

1.               Cardivan Company, a Nevada corporation

2.               Corral Coin, Inc., a Nevada corporation

3.               Corral Country Coin, Inc., a Nevada corporation

1

SCHEDULE 5.17

INTELLECTUAL PROPERTY MATTERS

NONE

1

SCHEDULE 7.01

EXISTING LIENS

The security interest described in the following UCC-1 Financing Statements filed with the Nevada Secretary of State reflecting the Borrower or Borrower’s subsidiary as indicated, as Debtor, shall constitute Existing Liens under this Agreement.  In addition to the following security interests, all liens securing the Existing Senior Notes in an aggregate principal amount not to exceed $8,571,000 shall remain outstanding on the Closing Date.

HERBST GAMING, INC.

File No. and Date	Secured Party	Collateral
0104786 04/04/2001	The CIT Group/Equipment Financing, Inc.	Master Security Agreement between Flamingo Paradise Gaming LLC and Herbst Gaming LLC
2001003729-1 08/24/2001	The Bank of New York	Blanket filing on all assets
2003003769-9 02/07/2003	The Bank of New York, as Trustee	Escrow Account with Bank of New York. Termination by Debtor on file.
2003007876-0 03/19/2003	CIT Technology Financing Services Inc.	Specific equipment lease.

CARDIVAN COMPANY

File No. and Date	Secured Party	Collateral
20010033732-8 08/24/2001	The Bank of New York	Blanket filing on all assets

CORRAL COIN, INC.

File No. and Date	Secured Party	Collateral
2001003735-4 08/24/2001	The Bank of New York	Blanket filing on all assets

CORRAL COUNTRY COIN, INC.

File No. and Date	Secured Party	Collateral
2001003733-0 08/24/2001	The Bank of New York	Blanket filing on all assets

1

E-T-T ENTERPRISES L.L.C.

File No. and Date	Secured Party	Collateral
2001003734-2 08/24/2001	The Bank of New York	Blanket filing on all assets

E-T-T, INC.

File No. and Date	Secured Party	Collateral
9914926 09/27/1999	WMS Gaming Inc.	Specific equipment lease.
991972 12/16/1999	Computer Sales International Inc.	Specific equipment lease.
9919570 12/23/1999	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0000370 01/06/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0000725 01/13/2000	United Capital (division of Hudson United Bank)	Specific equipment lease.
0001908 02/03/2000	Heller Financial Inc.	Specific equipment lease.
0003124 02/28/200	Wells Fargo Financial Leasing Inc.	Specific equipment lease.
0011529 08/01/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0012751 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0012752 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0012753 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor Market Gaming.
0015729 10/20/2000	Banc of America Leasing & Capital LLC	Specific equipment.
0018301 12/11/2000	Conseco Finance Vendor Services Corp.	Specific equipment lease. Additional debtor Flaming Paradise Gaming.
0100442 01/08/2001	Sun West Bank	Specific equipment lease. Additional debtors: Market Gaming, E. Herbst, Tim Herbst and Troy Herbst.
0106497 05/02/2001	IGT	Specific equipment lease.
0108124 06/04/2001	Computer Sales International Inc.	Specific equipment lease.
0108977 06/19/2001	IGT	Specific equipment lease.

2

2001003180-7 08/20/2001	IGT	Specific equipment lease.
2001003731-6 08/24/2001	The Bank of New York	Blanket filing on all assets
2003029442-7 11/04/2003	Bally Gaming and Systems	Specific equipment.
2003031951-0 12/02/2003	Bally Gaming and Systems	Specific equipment.
2004001647-1 01/16/2004	Bally Gaming and Systems	Specific equipment.
2004006337-9 03/02/2004	Bally Gaming and Systems	Specific equipment.
2004006434-5 03/02/2004	Bally Gaming and Systems	Specific equipment.
2004006437-1 03/02/2004	Bally Gaming and Systems	Specific equipment.

FLAMINGO PARADISE GAMING, LLC

File No. and Date	Secured Party	Collateral
0018301 12/11/2000	Conseco Finance Vendor Services Corp.	Specific equipment lease. Additional debtor E-T-T Inc.
0106291 04/30/2001	GreatAmerica Leasing Corp.	Specific equipment lease.
2001003730-4 08/24/2001	The Bank of New York	Blanket filing excluding accounts receivable, furniture, fixtures and equipment of Terrible Hotel & Casino.
2003007669-1 03/18/2003	CIT Technology Financing Services Inc.	Specific equipment lease.

MARKET GAMING, INC.

File No. and Date	Secured Party	Collateral
9919173 12/16/1999	Computer Sales International Inc.	Specific equipment lease.
9919570 12/23/1999	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.
0000370 01/06/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.
0000724 01/13/2000	United Capital (division of Hudson United Bank)	Specific equipment lease.
0001909 02/03/2000	Heller Financial Inc.	Specific equipment lease.
0011529 08/01/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.

3

File No. and Date	Secured Party	Collateral
0012751 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.
0012752 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.
0012753 08/25/2000	Banc of America Leasing & Capital LLC	Specific equipment lease. Additional debtor E-T-T, Inc.
0015730 10/20/2000	Banc of America Leasing & Capital LLC	Specific equipment.
0100442 01/08/2001	Sun West Bank	Specific equipment lease.
0108123 06/04/2001	Computer Sales International Inc.	Specific equipment lease.
2001003728-9 08/24/2001	The Bank of New York	Blanket filing on all assets.

4

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Existing Indebtedness in respect of Existing Senior Notes in an aggregate principal amount not to exceed $8,571,000.

1

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Herbst Gaming, Inc.

5195 Las Vegas Boulevard

Las Vegas, NV 89119

702/798-6400

702/798-8079 FAX

Attn:

mhiggins@herbstgaming.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

1850 Gateway Blvd.

Mail Code: CA4-706-05-09

Concord, CA 94520-3282

Attention: Curtis Laney

Telephone: 925-675-8398

Telecopier: 888-969-9252

Electronic Mail:  curtis.laney@bankofamerica.com

Account No.:  3750836479

Ref:  Herbst Gaming, Inc.

ABA# 111000012

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

901 Main St., 14th Floor

Mail Code: TX1-492-14-11

Dallas, TX 75202-3714

Attention:  Chris M. Levine

Telephone:  214-209-4129

Telecopier:  214-290-9432

Electronic Mail:  chris.m.levine@bankofamerica.com

1

L/C ISSUER:

Bank of America, N.A.

Trade Operations-Los Angeles #22621

333 S. Beaudry Avenue, 19th Floor

Mail Code:  CA9-703-19-23

Los Angeles, CA 90017-1466

Attention:	Sandra Leon
Vice President

Telephone:  213.345.5231

Telecopier:  213.345.6694

Electronic Mail:  Sandra.Leon@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.

1850 Gateway Blvd.

Mail Code: CA4-706-05-09

Concord, CA 94520-3282

Attention: Curtis Laney

Telephone: 925-675-8398

Telecopier: 888-969-9252

Electronic Mail:  curtis.laney@bankofamerica.com

Account No.:  3750836479

Ref:  Herbst Gaming, Inc.

ABA# 111000012

2